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                                                                    Exhibit 99.2

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  June 29, 2003

                                     by and

                                      among

                          INFORMATION RESOURCES, INC.,

                               GINGKO CORPORATION

                                       and

                            GINGKO ACQUISITION CORP.

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                                TABLE OF CONTENTS

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                                                                                           PAGE
                                    ARTICLE I
                                    THE OFFER

Section 1.01.    The Offer....................................................................2
Section 1.02.    Company Actions..............................................................3
Section 1.03.    Directors of the Company.....................................................4
Section 1.04.    Top-Up Option................................................................5

                                   ARTICLE II
                                   THE MERGER

Section 2.01.    The Merger...................................................................7
Section 2.02.    Closing......................................................................7
Section 2.03.    Effective Time...............................................................7
Section 2.04.    Effects of the Merger........................................................8
Section 2.05.    Certificate of Incorporation and By-Laws.....................................8
Section 2.06.    Directors....................................................................8
Section 2.07.    Officers.....................................................................8
Section 2.08.    Effect on Capital Stock......................................................8
Section 2.09.    Exchange of Certificates.....................................................9
Section 2.10.    Options.....................................................................11
Section 2.11.    Restricted Stock............................................................11

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 3.01.    Organization and Qualification..............................................12
Section 3.02.    Authority; Non-Contravention; Approvals.....................................12
Section 3.03.    Interim Operations of Merger Sub............................................13
Section 3.04.    Capital Resources...........................................................13
Section 3.05.    Offer Documents; Proxy Statement............................................14
Section 3.06.    Interest in the Company.....................................................14
Section 3.07.    Brokers and Finders.........................................................14

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.01.    Organization and Qualification..............................................15
Section 4.02.    Capitalization..............................................................15
Section 4.03.    Subsidiaries................................................................17
Section 4.04.    Authority; Non-Contravention; Approvals.....................................18
Section 4.05.    Reports and Financial Statements............................................20
Section 4.06.    Absence of Undisclosed Liabilities..........................................20
Section 4.07.    Absence of Certain Changes or Events........................................20
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
Section 4.08.    Litigation..................................................................21
Section 4.09.    Offer Documents; Proxy Statement............................................21
Section 4.10.    No Violation of Law.........................................................22
Section 4.11.    Material Contracts; Compliance With Agreements..............................22
Section 4.12.    Taxes.......................................................................23
Section 4.13.    Employee Benefit Plans; ERISA...............................................24
Section 4.14.    Labor Controversies.........................................................26
Section 4.15.    Environmental Matters.......................................................27
Section 4.16.    Intellectual Property.......................................................28
Section 4.17.    Opinion of Financial Advisor................................................29
Section 4.18.    Brokers and Finders.........................................................29
Section 4.19.    Insurance...................................................................29
Section 4.20.    Takeover Statutes...........................................................29
Section 4.21.    Receivables and Customers...................................................29

                                    ARTICLE V
                                    COVENANTS

Section 5.01.    Conduct of Business Pending the Merger......................................30
Section 5.02.    Restrictions on Parent and the Company......................................32
Section 5.03.    No Solicitation.............................................................33
Section 5.04.    Access to Information; Confidentiality......................................34
Section 5.05.    Merger Sub..................................................................35
Section 5.06.    Employee Benefits...........................................................35
Section 5.07.    Proxy Statement.............................................................37
Section 5.08.    Company Meeting.............................................................37
Section 5.09.    Public Announcements........................................................38
Section 5.10.    Expenses and Fees...........................................................38
Section 5.11.    Agreement to Cooperate......................................................38
Section 5.12.    Directors' and Officers' Indemnification....................................39
Section 5.13.    Section 16 Matters..........................................................40
Section 5.14.    Further Assurances..........................................................40
Section 5.15.    Notices of Certain Events...................................................41

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

Section 6.01.    Conditions to the Obligations to Consummate the Merger......................42

                                   ARTICLE VII
                                   TERMINATION

Section 7.01.    Termination.................................................................42
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                                  ARTICLE VIII
                                  MISCELLANEOUS

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
Section 8.01.    Effect of Termination.......................................................44
Section 8.02.    Non-Survival of Representations and Warranties..............................45
Section 8.03.    Notices.....................................................................46
Section 8.04.    Interpretation..............................................................47
Section 8.05.    Miscellaneous...............................................................47
Section 8.06.    Counterparts................................................................48
Section 8.07.    Amendments; Extensions......................................................48
Section 8.08.    Entire Agreement............................................................48
Section 8.09.    Severability................................................................49
Section 8.10.    Specific Performance; Limitation on Damages.................................49
Section 8.11.    No Admission................................................................49
Section 8.12.    Jurisdiction................................................................49
Section 8.13.    WAIVER OF JURY TRIAL........................................................49
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2003 (as the same may be amended from time to time and together with the schedules, exhibits and annexes attached hereto, this "AGREEMENT"), by and among Gingko Corporation, a Delaware corporation (together with its successors and permitted assigns, "PARENT"), Gingko Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary (as defined in SECTION 3.02 of this Agreement) of Parent (together with its successors and permitted assigns, "MERGER SUB"), and Information Resources, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

     WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have determined that it is in the best interests of their respective stockholders for Merger Sub to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, in furtherance thereof, Parent and Merger Sub shall make a tender offer (as it may be amended from time to time as permitted under this Agreement, and together with the tender offer made during any "subsequent offering period" (as provided by Rule 14d-11 under the Securities Exchange Act of 1934, as amended, together with the rules and regulations thereunder (collectively, the "EXCHANGE ACT")), the "Offer") to purchase all of the outstanding shares of common stock, par value $0.01, of the Company, together with the associated Company Rights (as defined herein) (the "COMPANY COMMON STOCK"), at a purchase price per share of the Company Common Stock of one CVR (as defined below) and $3.30 per share (the CVR and such price per share or any greater amount paid per share of Company Common Stock pursuant to the Offer is herein referred to as the "OFFER PRICE"), net to each seller in cash, without interest, on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved and declared advisable the Offer, this Agreement and the merger of Merger Sub with and into the Company (the "MERGER") following the consummation of the Offer, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of the Company Common Stock not owned by Parent, Merger Sub or the Company, other than the Appraisal Shares (as defined herein), shall be converted pursuant to the Merger into the right to receive the Merger Consideration (as defined herein);

     WHEREAS, the Company, Parent and Merger Sub propose to enter into a Contingent Value Rights Agreement (as the same may be amended from time to time and together with any schedules, exhibits and annexes attached thereto, the "CVR Agreement") with the Rights Agents (as defined therein) prior to the Acceptance Date (as defined herein) pursuant to which, Parent will issue the CVRs (as defined herein) as part of the Offer Price pursuant to the Offer or as a part of the Merger Consideration pursuant to the Merger; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements pursuant to this Agreement.

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     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

          Section 1.01. THE OFFER. (a) Subject to the conditions of this Agreement and provided that this Agreement shall not have been terminated in accordance with its terms pursuant to ARTICLE VII hereof and none of the events set forth in paragraphs (a) through (f) of EXHIBIT A hereto shall have occurred or be existing, as promptly as reasonably practicable but in no event later than ten business days after the date of the public announcement of this Agreement, Parent and Merger Sub shall commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligations of Parent and Merger Sub to accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer are subject to the conditions set forth in EXHIBIT A. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (the initial "EXPIRATION DATE," and any expiration time and date established pursuant to an authorized extension of the Offer as so extended, shall also be defined herein as an "EXPIRATION DATE"). Parent and Merger Sub expressly reserve the right to waive any condition to the Offer or modify the terms of the Offer, except that, without the written consent of the Company, Merger Sub shall not
(i) reduce the number of shares of Company Common Stock subject to the Offer,
(ii) reduce the Offer Price to be paid pursuant to the Offer, (iii) change or waive the Minimum Tender Condition (as defined in EXHIBIT A), add to the conditions set forth in EXHIBIT A or modify any condition set forth in EXHIBIT A in any manner adverse to the holders of Company Common Stock, (iv) except as provided below in this SECTION 1.01(a), extend the Offer, (v) change the form of consideration payable in the Offer or (vi) otherwise amend the Offer in any manner adverse to the holders of Company Common Stock. Notwithstanding the foregoing, Merger Sub may (but shall not be obligated to), without the consent of the Company and in its sole and absolute discretion, (A) from time to time extend the Offer if, at the scheduled Expiration Date, any of the conditions of the Offer shall not have been satisfied or waived until such time as such conditions are satisfied or waived to the extent permitted by this Agreement;
(B) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC applicable to the Offer; or (C) extend the Offer for a "subsequent offering period" (as provided by Rule 14d-11 under the Exchange Act) for a period of three to twenty business days in order to acquire at least 90% of the outstanding shares of the Company Common Stock. On the terms and subject to the conditions to the Offer that are set forth in this Agreement, promptly after the Expiration Date, either Parent or Merger Sub shall accept for payment and purchase, as promptly as practicable after the date on which Parent or Merger Sub (as the case may be) first accepts shares for payment pursuant to the Offer (the "ACCEPTANCE DATE"), all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Parent and Merger Sub are permitted to accept and pay for under applicable law.

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          (b)  On the date of commencement of the Offer, Parent and Merger Sub shall file with the SEC, and cause to be disseminated to the Company's stockholders, as and to the extent required by applicable federal securities laws, a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). Each of Parent, Merger Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have originally been or shall become false or misleading in any material respect (whether by virtue of a material misstatement, material omission or otherwise), and each of Parent and Merger Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and the Offer Documents as so amended or supplemented to be disseminated to the Company's stockholders, in each case as and to the extent required by or deemed advisable under applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Merger Sub shall provide to the Company and its counsel in writing any written comments (and orally, any oral comments), Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall consult with the Company and its counsel prior to responding to any such comments.

          (c) Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to purchase any shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer.

          Section 1.02. COMPANY ACTIONS. (a) The Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's board of directors described in
SECTION 4.04(d).

          (b) Subject to SECTION 5.03, on the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended or supplemented from time to time, and together with the information required to be provided by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, the "SCHEDULE 14D-9") containing the recommendations referred to in SECTION 4.04(d) and shall mail the
Schedule 14D-9 to the holders of Company Common Stock. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have originally been or shall have become false or misleading in any material respect, (whether by virtue of a material misstatement, material omission or otherwise), and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by or deemed advisable under applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company shall provide Parent

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and its counsel in writing with any written comments (and orally, any oral comments) the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall consult with Parent and its counsel prior to responding to such comments and shall give due regard to any comments made by such parties.

          (c) In connection with the Offer and the Merger, the Company shall cause its transfer agent to furnish Merger Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Merger Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, Parent and Merger Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

          Section 1.03. DIRECTORS OF THE COMPANY. (a) Upon the Acceptance Date, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product obtained by multiplying the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) by the percentage that the number of shares of Company Common Stock purchased and paid for by Parent or Merger Sub pursuant to the Offer, plus any shares beneficially owned by Parent or its affiliates on the date of such purchase and payment, bears to the total number of shares of Company Common Stock then outstanding. On the expiration of any subsequent offering period (as provided by Rule 14d-11 under the Exchange Act), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product obtained by multiplying the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this and the immediately preceding sentence) by the percentage that the number of shares of Company Common Stock purchased and paid for by Parent or Merger Sub pursuant to the Offer (including, but not limited to, the number of shares purchased in any subsequent offering period), plus any shares beneficially owned by Parent or its Affiliates on the date of such purchase and payment in the subsequent offering period, bears to the total number of shares of Company Common Stock then outstanding. In furtherance of the rights and obligations set forth in the immediately foregoing two sentences, the Company shall, upon request of Parent, promptly increase the size of its Board of Directors, or it shall secure the resignations of such number of directors, or both, as is necessary to enable Parent's designees to be so elected to the Company's Board and, subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, shall cause Parent's designees to be so elected. At such time, the Company shall, if requested by Parent, also cause directors designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of each committee of the Company's Board of Directors. Notwithstanding the foregoing, if shares

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of Company Common Stock are purchased pursuant to the Offer, there shall be until the Effective Time at least two members of the Company's Board of Directors who are directors on the date hereof and are not employees of the Company.

          (b)  The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under SECTION 1.03(a), including mailing to stockholders together with the Schedule 14D-9 the information required by such
Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent and Merger Sub will supply the Company and be solely responsible for any information with respect to them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

          (c) Following the election of Parent's designees to the Company's Board of Directors pursuant to this SECTION 1.03, prior to the Effective Time
(i) any amendment or termination of this Agreement by the Company, (ii) any extension or waiver by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Sub under this Agreement, or (iii) any waiver of any of the Company's rights hereunder shall, in any such case, require the concurrence of a majority of the directors of the Company then in office who neither were designated by Parent nor are employees of the Company (the "INDEPENDENT DIRECTOR APPROVAL").

          Section 1.04. TOP-UP OPTION. (a) Subject to the terms and conditions herein, the Company hereby grants to Parent an irrevocable option (the "TOP-UP OPTION") to purchase up to that number of shares of Company Common Stock (the "TOP-UP OPTION SHARES") equal to the lowest number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock collectively owned by Parent, Merger Sub and any of their respective Affiliates immediately following consummation of the Offer, shall constitute at least 90 percent of the shares of Company Common Stock then outstanding on a fully diluted basis (assuming the issuance of the Top-Up Option Shares and the exercise of all Company Options (as defined herein) and any other rights to acquire Company Common Stock on the date of the Top-Up Exercise Event (as defined below)) at a purchase price per Top-Up Option Share equal to the Offer Price.

          (b) Parent may, at its election, exercise the Top-Up Option, in whole, but not in part, at any one time after the occurrence of a Top-Up Exercise Event and prior to the occurrence of a Top-Up Termination Event (as defined below).

          A "TOP-UP EXERCISE EVENT" shall occur upon Parent's or Merger Sub's acceptance for payment pursuant to the Offer (which shall include, for sake of clarity, any subsequent offering period that Parent or Merger Sub may elect to extend pursuant to the terms and conditions of this Agreement) of shares of Company Common Stock constituting, together with Company Common Stock owned directly or indirectly by any other Affiliates of Parent, less than 90 percent of the shares of the Company Common Stock then outstanding on a fully diluted basis (assuming the exercise of all Company Options (as defined herein) and any other rights to acquire Company Common Stock on the date of the Top-Up Exercise Event), but only if (i) the issuance of the Top-Up Option Shares pursuant thereto would not require the approval of the stockholders of the Company under applicable law or regulation (including, but not limited to,

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NASDAQ rules and regulations, including Section 4350(i)1(D) of the NASD Manual)
or (ii) NASDAQ has granted a waiver from any such rule or regulation that is reasonably acceptable to the parties hereto, and there is no other applicable law, rule or regulation that would require the approval of the Company's stockholders for the issuance of the Top-Up Shares. Upon and after the request of Parent, the Company will use its reasonable best efforts (but without the payment of any money) to obtain such a waiver from NASDAQ as promptly as possible after any such request.

          The "TOP-UP TERMINATION DATE" shall occur upon the earliest to occur of (i) the Effective Time, (ii) the termination of this Agreement, (iii) the date that is ten business days after the occurrence of a Top-Up Exercise Event, unless the Top-Up Option has been previously exercised in accordance with the terms and conditions hereof and (iv) the date that is ten business days after the Top-Up Notice Date unless the Top-Up Closing shall have previously occurred.

          (c) If Parent wishes to exercise the Top-Up Option, Parent shall send to the Company a written notice (a "TOP-UP EXERCISE NOTICE", and the date of receipt of which notice is referred to herein as the "TOP-UP NOTICE DATE") specifying the place for the closing of the purchase and sale of shares of Company Common Stock pursuant to the Top-Up Option (the "TOP-UP CLOSING") and a date not earlier than one business day nor later than ten business days after the Top-Up Notice Date for the Top-Up Closing. The Company shall, promptly after receipt of the Top-Up Exercise Notice, deliver a written notice to Parent confirming the number of Top-Up Option Shares and the aggregate purchase price therefor.

          (d) At the Top-Up Closing, subject to the terms and conditions of this Agreement, (i) the Company shall deliver to Parent a certificate or certificates evidencing the applicable number of Top-Up Option Shares; provided that the obligation of the Company to deliver Top-Up Option Shares upon the exercise of the Top-Up Option is subject to the condition that no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the exercise of the Top-Up Option or the delivery of the Top-Up Option Shares in respect of any such exercise and (ii) Parent shall purchase each Top-Up Option Share from the Company at the Offer Price. Payment by Parent of the purchase price for the Top-Up Option Shares may be made, at Parent's option, by delivery of (i) immediately available funds by wire transfer to an account designated by the Company or (ii) a demand note issued by Parent in customary form that is reasonably acceptable to the parties and in a principal face amount equal to the aggregate amount of the cash portion of the purchase price for the Top-Up Option Shares, together with, in case of both clauses (i) and (ii) above, that number of CVRs equal to the number of Top-Up Option Shares to be issued pursuant to the exercise of the Top Up Option. Any demand note issued pursuant to the preceding sentence shall be accompanied by a credit support arrangement reasonably acceptable to the parties hereto.

          (e) Upon the delivery by Parent to the Company of the Top-Up Exercise Notice, and the tender of the consideration described in SECTION 1.04(d), Parent shall be deemed to be the holder of record of the Top-Up Option Shares issuable upon that exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing those Top-Up Option Shares shall not then be actually delivered to

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Parent or the Company shall have failed or refused to designate the bank account described in SECTION 1.04(d).

          (f) Parent shall pay all expenses, and any and all federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of stock certificates under this SECTION 1.04.

          (g) Certificates evidencing Top-Up Option Shares delivered hereunder may include legends legally required including a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN
          EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                   ARTICLE II

                                   THE MERGER

          Section 2.01. THE MERGER. After the Expiration Date, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in SECTION 2.03). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all of the rights and obligations of Merger Sub in accordance with the DGCL.

          Section 2.02. CLOSING. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., New York time, on the second business day after the satisfaction or (to the extent permitted by applicable law and this Agreement) waiver of the conditions set forth in ARTICLE VII (other than those conditions to be satisfied or waived at the Closing), at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other time, date or place agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

          Section 2.03. EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") shall be duly prepared, executed, acknowledged and delivered by Merger Sub and the Company in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such subsequent time or date (not later than 90 days after the date of filing) as Parent and the Company shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "EFFECTIVE TIME".

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          Section 2.04.  EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

          Section 2.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable law; PROVIDED, HOWEVER, that the Certificate of Incorporation of the Surviving Corporation shall provide that the Surviving Corporation shall be named " Information Resources, Inc." and shall contain indemnification provisions consistent with the obligations set forth in SECTION 5.12(a).

          (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; PROVIDED that the By-Laws of the Surviving Corporation shall contain indemnification provisions consistent with the obligations set forth in SECTION 5.12(a).

          Section 2.06. DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          Section 2.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are appointed and qualified, as the case may be.

          Section 2.08. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of common stock of Merger Sub, par value $0.01 per share, that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) CANCELLATION OF TREASURY STOCK AND STOCK OWNED BY PARENT. Each share of Company Common Stock that is owned by the Company (as treasury stock), Parent, Merger Sub or any of their respective Subsidiaries immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with SECTION 2.08(b)) and the Appraisal Shares (as defined in SECTION 2.08(d)) shall be converted into the right to receive from the Surviving Corporation (i) in cash, without interest, $3.30 per share (the "CASH CONSIDERATION") and (ii) one contingent value right (a "CVR") which shall represent the contingent right to receive an amount

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of cash equal to the CVR Payment Amount (as defined in the CVR Agreement). The
Cash Consideration and the CVR to be received in respect of each such share of Company Common Stock pursuant to this SECTION 2.08(c) are together defined herein as the "MERGER CONSIDERATION". At the Effective Time all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (without any interest being payable thereon).

          (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares (the "APPRAISAL SHARES") of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of
Section 262 of the DGCL ("SECTION 262"), if Section 262 provides for appraisal rights for such shares, shall not be converted into the right to receive the Merger Consideration as provided in SECTION 2.08(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease, and each such Appraisal Share shall be deemed to have been converted into, and shall have become, in each case at the Effective Time, the right to receive the Merger Consideration only (without any interest being payable thereon) as provided in SECTION 2.08(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the opportunity to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          Section 2.09. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate, or shall cause to be designated, a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "PAYING AGENT"), and, from time to time after the Effective Time, Parent shall provide, or cause the Surviving Corporation to provide, to the Paying Agent funds in amounts and at the times necessary for the payment of the Cash Consideration pursuant to SECTION 2.08(c) promptly after the surrender of Certificates, it being understood that any and all interest or income earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to, and shall be deemed to be the property of, Parent.

          (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of

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transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of the Cash Consideration and the number of CVRs into which the shares formerly represented by such Certificate shall have been converted pursuant to SECTION 2.08(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, the proper Merger Consideration may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the Cash Consideration or the CVR(s) payable upon surrender of any Certificate.

          (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Merger Consideration paid or issued upon the surrender of a Certificate in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. Upon and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged as provided in this ARTICLE II.

          (d) NO LIABILITY. None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the Paying Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year after the Effective Time shall be returned to the Surviving Corporation, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment and issuance of the Merger Consideration (without any interest being payable thereon) to which such holder may be due, subject to applicable law. Any amounts remaining unclaimed by holders of shares of Company Common Stock seven years after the Effective Time (or such earlier date immediately before that time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person previously (or subsequently claiming to be) entitled thereto. Any portion of the Merger Consideration made available to the Paying Agent pursuant to SECTION 2.09(a) to pay for Appraisal Shares shall be returned to Parent, upon demand.

          (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay and issue the Merger Consideration in respect of each share of Company Common Stock represented by such lost, stolen or destroyed Certificate.

          (f) WITHHOLDING RIGHTS. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the CVR Agreement to any holder of shares of Company Common Stock (or of CVRs, a Company Option (as defined in
SECTION 2.10) or Restricted Shares (as defined in SECTION 2.11)) such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of any such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock (or of CVRs, a Company Option or Restricted Shares) in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

          Section 2.10. OPTIONS. At the Effective Time, all outstanding and unexercised options to purchase shares of Company Common Stock granted under any of the Company Option Plans (each, a "COMPANY OPTION"), whether or not exercisable or vested, shall be cancelled, and each holder of a Company Option shall be entitled to receive, in full satisfaction of such Company Option, (i) cash in an amount equal to the product of (A) the excess, if any, of the Cash Consideration over the exercise price per share thereof and (B) the number of shares of Company Common Stock subject to such Company Option and (ii) if cash is paid pursuant to clause (i) hereof, one CVR per share of Company Common Stock subject to such Company Option.

          Section 2.11. RESTRICTED STOCK. At the Effective Time, any restricted shares of Company Common Stock held by current or former employees and awarded pursuant to the Company's Nonqualified Defined Contribution Plan or any individual employment agreement (collectively, the "RESTRICTED SHARES") which are outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration in accordance with SECTION 2.08(c) hereof.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

          Parent and Merger Sub jointly and severally represent and warrant to the Company that:

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

          Section 3.01. ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a corporation duly organized and validly existing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted or as contemplated herein. Merger Sub is a wholly-owned Subsidiary of Parent.

          Section 3.02. AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) Each of Parent and Merger Sub has full corporate power and authority to enter into this Agreement and the CVR Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the CVR Agreement have been unanimously approved by the Board of Directors of each of Parent and Merger Sub, and by Parent as sole stockholder in Merger Sub, and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or the CVR Agreement or the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby. Each of this Agreement and the CVR Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery hereof and thereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution, delivery and performance of this Agreement and the CVR Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby and thereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any offer to purchase or any prepayment of any debt or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or by-laws or similar organizational documents of Parent, Merger Sub or any Subsidiary of Parent, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent, Merger Sub or any Subsidiary of Parent or any of their respective properties or assets, subject in the case of consummation, to obtaining the Parent Required Statutory Approvals (as defined in SECTION 3.02(c)) prior to the Acceptance Date, or (iii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other agreement, contract, commitment, obligation, undertaking, permit, concession, franchise or license or other binding instrument, whether oral or written (each, including all amendments thereto, a "CONTRACT") to which Parent, Merger Sub or any Subsidiary of Parent is a party or by which Parent, Merger Sub or any Subsidiary of Parent or any of their respective properties or assets may be bound or affected, other than, in the case of (ii) and (iii) above, such violations, conflicts, breaches, defaults, terminations, accelerations, offers, prepayments or creations of liens, security interests or encumbrances that are not reasonably likely to prevent or materially impede or delay the consummation of the Offer, the Merger or the other transactions contemplated hereby and thereby. For purposes of this Agreement the term "SUBSIDIARY" means, with respect to any

Person (as defined in SECTION 3.06), any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by that Person.

          (c) Except for (i) any filings by Parent and Merger Sub that may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) any filings by Parent and Merger Sub required by, and approvals under, foreign antitrust and competition laws ("FOREIGN ANTITRUST LAWS"), (iii) the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended and together with the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), if any, (iv) the filing and recordation of appropriate merger documents as required by the DGCL, (v) any filings with or approvals from authorities required solely by virtue of the jurisdictions in which the Company or its Subsidiaries conduct any business or own any assets and (vi) any required filings with or approvals from applicable domestic or foreign environmental authorities (the filings and approvals referred to in clauses (i) through (vi) collectively referred to as the "PARENT REQUIRED STATUTORY APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement or the CVR Agreement by Parent or Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, whether individually and in the aggregate, would not prevent or materially impair or delay the ability of Parent or Merger Sub to perform its obligations under this Agreement or the CVR Agreement (including, but not limited to the consummation of the Offer, the Merger and the other transactions contemplated hereby and thereby) or subject Parent or any of its Subsidiaries or any of its or their officers, directors or employees to any criminal liability.

          Section 3.03. INTERIM OPERATIONS OF MERGER SUB. Parent and Merger Sub were formed solely for the purpose of engaging in the transactions contemplated hereby and by the CVR Agreement, and neither such entity has engaged in any business or incurred any liabilities other than in connection with the transactions contemplated by this Agreement and the CVR Agreement.

          Section 3.04. CAPITAL RESOURCES. On or prior to the expiration of the Offer Parent and Merger Sub will have sufficient cash resources to pay for all shares of Company Common Stock validly tendered into and not withdrawn from the Offer and all associated costs and expenses. On or prior to the consummation of the Merger, Parent and Merger Sub will have sufficient cash resources to pay the Merger Consideration for all remaining shares of Company Common Stock and all associated costs and expenses. Parent has received and provided accurate and complete copies to the Company of commitment letters (collectively, the "COMMITMENT LETTERS") from each of entities managed by Tennenbaum Capital Partners, LLC (collectively, "TENNENBAUM") any Symphony Technology II-A, L.P. ("Symphony") dated as of the date of this Agreement pursuant to which Tennenbaum and Symphony have, severally and not jointly, committed, pursuant to the terms and subject to the conditions stated in the Commitment Letter of such Person, to provide the respective equity and debt capital amounts described in the Commitment Letter of such Person to Parent to be used by Parent to pay the cash portion of the Merger Consideration and the Offer Price. The Commitment Letters and other assets and rights of Parent are sufficient to provide the funds that are necessary to consummate the Offer, the Merger and the transactions contemplated hereby, and have been duly accepted by Parent and are in full force and effect. All fees required to be paid by Parent or Merger Sub on or prior to the date hereof in respect of the Commitment Letters have been paid by Parent or Merger Sub.

          Section 3.05. OFFER DOCUMENTS; PROXY STATEMENT. Neither the Offer Documents nor any information supplied by Parent or Merger Sub for inclusion in the Schedule 14D-9 will, at the time that the Offer Documents, the Schedule 14D-9, or any amendments or supplements thereto, are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in any proxy or information statement to be sent to stockholders of the Company in connection with a meeting of the Company's stockholders to consider and vote on the Merger (the "COMPANY MEETING") (such proxy or information statement, as amended or supplemented, the "PROXY STATEMENT"), on the date that the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company and at the time of the Company Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company which is contained in any of the Offer Documents, the Proxy Statement or any amendment or supplement thereto. The Offer Documents shall comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, if applicable.

          Section 3.06. INTEREST IN THE COMPANY. Immediately prior to the execution and delivery of this Agreement, neither Parent nor any of its Subsidiaries beneficially owned any shares of Company Common Stock. As of the date hereof, neither Parent nor any of its Affiliates is an "Interested Stockholder" as such term is defined in Section 203 of the DGCL, or an "Acquiring Person" as such term is defined in the Company Rights Agreement. For purposes of this Agreement, the term "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, the first such Person. As used in the preceding sentence, (A) "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (B) "PERSON" means any natural person, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind or governmental authority.

          Section 3.07. BROKERS AND FINDERS. Neither Parent nor Merger Sub has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent or Merger Sub to pay any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby, for which, or with respect to which, the Company is or might be liable.

          Section 3.08. SETTLEMENT NEGOTIATIONS. None of Parent nor any of its Affiliates (including Merger Sub) have had any settlement negotiations or other discussions with the parties to the Litigation (as defined in the CVR Agreement) other than the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule dated as of the date hereof and attached to this Agreement (which disclosure schedule shall make a specific reference to the particular Section of this Agreement to which exception is being taken or to which the relevant disclosure relates, as applicable) (the "COMPANY DISCLOSURE SCHEDULE"):

          Section 4.01. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted or as contemplated hereby or by the CVR Agreement. The Company is qualified to transact business and, where applicable, is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True, accurate and complete copies of the Company's Amended and Restated Certificate of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been filed with the SEC or delivered to Parent.

          For purposes of this Agreement, the term "COMPANY MATERIAL ADVERSE EFFECT" shall mean any effect or change that is materially adverse to (i) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations hereunder or under the CVR Agreement or to consummate the transactions contemplated hereby or thereby, except, in each case, for any such effect or change resulting from or arising out of (x) any loss of customers or revenue resulting from the fact that Parent will become the owner of the Company upon consummation of the transactions contemplated by this Agreement, (y) the condition of the United States economy or financial markets generally or (z) a condition generally affecting participants in the industry in which the Company competes, unless in the case of clauses (y) and (z) such condition has a disproportionate effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, in which case such condition shall be taken into account in determining whether or not there has been, or there would reasonably be expected to be a Company Material Adverse Effect.

          Section 4.02. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 (the "COMPANY PREFERRED SHARES"). As of May 31, 2003, (i) 29,861,295 shares of Company Common Stock, including in each case the associated Company Rights (as defined in SECTION 4.02(b)), no stock appreciation rights (the "SAR'S") and no Company

Preferred Shares, were issued and outstanding, all of which shares of Company Common Stock were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) 9,767,185 shares of Company Common Stock were reserved for issuance upon exercise of Company Options issued and outstanding,
(iv) 1,082,750 Restricted Shares were outstanding and (v) 257,043 shares of Company Common Stock that were reserved for issuance under the Directors' Plan (as defined below). Since May 31, 2003 except after the date hereof as permitted by this Agreement, (i) no shares of Company Common Stock or Company Preferred Shares have been issued, except for shares of Company Common Stock issued pursuant to the exercise of Company Options outstanding on May 31, 2003 and except for shares of Company Common Stock required to be issued in connection with the Company's Amended and Restated 401(k) Retirement Savings Plan (the "401(k) PLAN"), the Company's 2000 Employee Stock Purchase Plan (the "ESPP"), the Company's Nonqualified Defined Contribution Plan (the "DCP") and the Company's 1996 Directors' Plan (the "DIRECTORS' PLAN") and (ii) no options, warrants, securities convertible into, or exchangeable for, or commitments with respect to the issuance of, shares of capital stock of the Company have been issued, granted or made, except the Company Rights in accordance with the terms of the Company Rights Agreement that are issued in connection with the Company Common Stock pursuant to the exercise of Company Options outstanding on May 31, 2003.

          (b) As of the date hereof, except for (i) the Preferred Share Purchase Rights (the "COMPANY RIGHTS") issued pursuant to the Rights Agreement, as amended and restated (the "COMPANY RIGHTS AGREEMENT"), dated as of March 2, 1989, by and between the Company and Harris Trust and Savings Bank (the "COMPANY RIGHTS AGENT"), (ii) the 8,897,422 Company Options that were issued and outstanding on May 31, 2003, (iii) rights that were outstanding on May 31, 2003 under the 401(k) Plan, the ESPP, and the Directors' Plan and (iv) the 1,082,750 Restricted Shares, there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Common Stock or Company Preferred Shares (or any securities, directly or indirectly, convertible into, or exchangeable or exercisable for, any other shares of the capital stock or other equity interests of the Company) or obligating the Company or any Subsidiary of the Company to grant, extend, perform or enter into any such agreement or commitment. As of the date hereof, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of Company Common Stock, any Company Preferred Shares or the capital stock or other equity interests of the Company or any of its Subsidiaries (or any securities, directly or indirectly, convertible into, or exchangeable or exercisable for, any other shares of the capital stock or other equity interests of the Company), except in connection with the issuance of shares of Company Common Stock and the associated Company Rights upon the exercise of Company Options issued and outstanding on May 31, 2003 or (ii) other than as set forth in SECTION 4.02(b) of the Company Disclosure Schedule, provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to or security for the obligations of, any Subsidiary of the Company or any other Person. There are no outstanding stock appreciation rights or similar derivative securities or rights of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other indebtedness of the

Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as otherwise expressly contemplated by this Agreement, there are no voting trusts, irrevocable proxies or other agreements or understandings to which the Company or any Subsidiary of the Company is a party or is bound with respect to the voting of any shares of Company Common Stock. The Board of Directors of the Company has taken all action (subject only to execution of such amendment by the Company Rights Agent which the Company has obtained or will obtain as soon as practicable after the date hereof) to amend the Company Rights Agreement to provide that, for so long as this Agreement is in full force and effect, (i) none of the Parent and its Affiliates (including, but not limited to, Merger Sub) shall become an "ACQUIRING PERSON" and no "STOCK ACQUISITION DATE" shall occur as a result of the announcement, execution, delivery or performance of this Agreement or the CVR Agreement or the consummation of the Offer, the Top-Up Closing or the Merger or any other action or transaction contemplated hereby or thereby or in connection herewith or therewith, (ii) no "DISTRIBUTION DATE" shall occur as a result of the announcement, execution, delivery or performance of this Agreement or the CVR Agreement or the consummation of the Offer, the Top-Up Closing or the Merger or any other action or transaction contemplated hereby or thereby or in connection herewith or therewith.

          (c) The Company has filed with the SEC or previously made available to Parent complete and correct copies of the Amended and Restated 1992 Stock Option Plan, the Amended and Restated 1992 Executive Stock Option Plan, the 1984 Non-Qualified Stock Option Plan and the Amended and Restated 1994 Employee Nonqualified Stock Option Plan (the "COMPANY OPTION PLANS") and the Directors' Plan, including all amendments thereto. SECTION 4.02(c) of the Company Disclosure Schedule contains a correct and complete list as of May 31, 2003 of each outstanding Company Option and Restricted Share, including the holder, date of grant, expiration date, exercise price, vesting schedule and aggregate number of Company Common Shares subject thereto (vested and unvested) and setting forth the weighted average exercise price for all outstanding Company Options.

          (d) Since December 31, 2002, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, (ii) any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or (iii) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries.

          Section 4.03. SUBSIDIARIES. Each Subsidiary of the Company is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each Subsidiary of the Company is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (i) All of the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, liens and any other limitation or restriction, (ii) all such shares are owned directly or indirectly by the Company, and (iii) there are no outstanding

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(A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of or other voting securities or ownership interests in any such Subsidiary or (B) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any such Subsidiary to issue, any capital stock of or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock of or other voting securities or ownership interests in, any such Subsidiary (the outstanding shares of the capital stock of each Subsidiary of the Company, together with the items in clauses (A) and
(B) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES"). There are no subscriptions, options, warrants, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting or transfer of any Company Subsidiary Securities, and there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. The Company has no material investment in any entity, other than its Subsidiaries, and no other entity in which the Company has an investment is material to the Company or any of its business segments. Since December 31, 2002, there has not been any making of any loan, advance or capital contributions by the Company or any of its Subsidiaries to or any other investment in any Person, other than loans, advances or capital contributions to or investments in its wholly owned Subsidiaries made in the ordinary course of business consistent with past practices.

          Section 4.04. AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) The Company has full corporate power and authority to enter into this Agreement and the CVR Agreement and, subject to the approval of the stockholders of the Company if required by the DGCL (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby and thereby. This Agreement and the CVR Agreement have been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the CVR Agreement or, except for the Company Stockholder Approval (if required by the DGCL), the consummation by the Company of the transactions contemplated hereby and thereby. Each of this Agreement and the CVR Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof and thereof by Parent and Merger Sub, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution, delivery and performance of this Agreement and the CVR Agreement by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any offer to purchase or any prepayment of any debt or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries, or the loss of any asset, right or benefit of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws or similar organizational documents of the Company or any of its Subsidiaries, (ii) any statute, law,

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ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, subject in the case of consummation, to obtaining (prior to the Acceptance Date) the Company Required Statutory Approvals and prior to the Effective Time, the Company Stockholder Approval, or (iii) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, other than, in the case of (ii) and (iii) above, such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests or encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially impede or delay the consummation of the Offer, the Merger or the other transactions contemplated hereby and thereby.

          (c) Except for (i) any filings by the Company that may be required by the HSR Act, (ii) any filings by the Company required by, and approvals under, Foreign Antitrust Laws, (iii) the applicable requirements of the Exchange Act and the Securities Act, if any, (iv) the filing and recordation of appropriate merger documents as required by the DGCL, (v) any filings with or approvals from authorities required solely by virtue of the jurisdictions in which Parent or its Subsidiaries conduct any business or own any assets and (vi) any required filings with or approvals from applicable domestic or foreign environmental authorities (the filings and approvals referred to in clauses (i) through (vi) are collectively referred to herein as the "COMPANY REQUIRED STATUTORY APPROVALS"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement or the CVR Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, (x) individually and in the aggregate, would not prevent or materially impede or delay the ability of the Company to perform its obligations under this Agreement or the CVR Agreement or prevent or materially impede or delay the consummation of the Offer, the Merger and the other transactions contemplated hereby or thereby, (y) would not reasonably be expected to have a Company Material Adverse Effect or (z) subject the Company or any of its Subsidiaries or any its or their officers, directors or employees to any criminal liability.

          (d) The Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions that are still in full force and effect as of the date hereof and, subject to SECTION 5.03 of this Agreement, will remain in full force and effect, (i) approving and declaring advisable the Offer, the Merger, this Agreement, the CVR Agreement and the transactions contemplated hereby and thereby, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and the CVR Agreement and consummate the Offer, the Merger and the other transactions contemplated hereby and thereby, on the terms and subject to the conditions set forth in this Agreement, (iii) recommending that the Company's stockholders accept the Offer, tender their shares pursuant to the Offer and approve and adopt this Agreement (if required by applicable law), (iv) approving the acquisition of the shares of the Company Common Stock by Parent or Merger Sub pursuant to the Offer, the Top-Up Option and the Merger and the other transactions contemplated by this

Agreement and by the CVR Agreement and (v) exempting this Agreement and the transactions contemplated hereby from the restrictions of Section 203 of the DGCL.

          Section 4.05. REPORTS AND FINANCIAL STATEMENTS. Since January 1, 2000, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, posteffective amendments and supplements thereto) (the "COMPANY SEC REPORTS") required to be filed by it under each of the Securities Act and the Exchange Act, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act. As of their respective filing dates except as amended or supplemented prior to the date hereof, in which case as of the filing date of that amendment or supplement, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the twelve months ended December 31, 2002 and the unaudited financial statements of the Company included in the Company's Quarterly Report on Form 10-Q (the "COMPANY 10-Q") for the quarterly period ended March 31, 2003 (collectively, the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of the unaudited financial statements, to normal year-end adjustments). The Company's Annual Report on Form 10-K for the twelve months ended December 31, 2002, the Company 10-Q and the Current Report on Form 8-K filed by the Company on April 24, 2003 are collectively referred to as the "COMPANY RECENT SEC REPORTS". Since December 31, 2002, there has not been any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Exchange Act.

          Section 4.06. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the unaudited financial statements included in the Company 10-Q or in the Company Recent SEC Reports, neither the Company nor any of its Subsidiaries had at March 31, 2003, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies which are accrued or reserved against in the balance sheet of the Company 10-Q or reflected in the notes thereto, (b) account or trade payables that were incurred in the ordinary course of business and consistent with past practices or (c) liabilities, obligations or contingencies which (i) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof.

          Section 4.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2002, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices, (b) there has not been any event, occurrence or development, and there has not arisen any state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (c) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of

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any indebtedness for borrowed money, other than in the ordinary course of business and in amounts and on terms that are consistent with past practices;
(d) any creation or other incurrence by the Company or any of its Subsidiaries of any lien on any asset other than in the ordinary course of business consistent with past practices, (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (f) any transaction or commitment made, or any Contract entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or the CVR Agreement.

          Section 4.08. LITIGATION. Except as disclosed in the Company Recent SEC Reports, as of the date hereof, there are no claims, suits, actions or proceedings pending, or, to the Company's Knowledge, threatened against, relating to or affecting the Company or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or regulatory or other authority, or any arbitrator that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that are reasonably likely to prevent or materially impede or delay the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement or the CVR Agreement. Neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or regulatory or other authority, or any arbitrator which prohibits or could materially impair or delay the consummation of the transactions contemplated hereby or by the CVR Agreement or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 4.09. OFFER DOCUMENTS; PROXY STATEMENT. Neither the Schedule 14D-9 nor any information supplied by the Company for inclusion in the Offer Documents will, at the respective times that the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, and at the time of the Company Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub which is contained in any of the foregoing documents.

          Section 4.10. NO VIOLATION OF LAW. Neither the Company nor any of its Subsidiaries is in violation of, or since June 30, 2000 has violated any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or to result in a material liability to the Company or any of its Subsidiaries. No investigation or review by any governmental or regulatory body or authority is pending or, to the Company's Knowledge, threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or to result in a material liability to the Company or any of its Subsidiaries. The Company and its Subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "COMPANY PERMITS"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not in violation of the terms of any Company Permit, except for violations which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 4.11.  MATERIAL CONTRACTS; COMPLIANCE WITH AGREEMENTS.
(a) Neither the Company nor any of its Subsidiaries is a party to or bound by:

                  (i) (A) any real property lease providing for annual base rentals of $1,000,000 or more and (B) any operating and capital leases providing for annual rentals of $750,000 or more;

                  (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company and/or its Subsidiaries of $1,500,000 or more;

                  (iii) any sales, distribution or other similar agreement providing for the sale by the Company and/or its Subsidiaries of materials, supplies, goods, services, equipment or other assets that provides for annual revenue to the Company and/or its Subsidiaries of $3,000,000 or more;

                  (iv) any material shareholder, partnership, joint venture, joint operating or development agreement or any other similar agreement or arrangement;

                  (v) any agreement entered into within the three-year period prior to the date of this Agreement relating to the acquisition or disposition of any material amount of assets outside the ordinary course of business or the stock of any Subsidiary or business (whether by merger, purchase or sale of stock, purchase or sale of assets or otherwise);

                  (vi) any agreement relating to the indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by an asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding $1,000,000 and which may be prepaid on not more than 30 days' notice without the payment of any penalty, (B) entered into after the date of this Agreement as permitted by SECTION 5.01, or (C) constituting inter-company receivables in its entirety.

                  (vii) any material intellectual property license or other similar agreement;

                  (viii) any material agency, dealer, sales representative, marketing or other similar agreement;

                  (ix) any agreement that limits in any material respect the freedom of the Company and/or any of its Subsidiaries to compete in any line of business or with any Person or in any area or which would so limit in any material respect the freedom of the Company and/or any of its Subsidiaries after the Closing Date; or

                  (x) any material agreement with any director or executive officer of the Company or any Subsidiary or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any such director or executive officer.

          (b) The Company and each of its Subsidiaries (and, to the Company's Knowledge, each other party to any such Contract) are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under, (i) the respective articles or certificates of incorporation, bylaws or similar organizational instruments of the Company or any of its Subsidiaries or (ii) any Contract to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Contract disclosed in any portion of the Company Disclosure Schedule or required to be disclosed pursuant to this Section is a valid and binding agreement of the Company or one of its Subsidiaries, as the case may be, and is in full force and effect, other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For the purposes of this Agreement, the "COMPANY'S KNOWLEDGE" means, with respect to any given action, event, occurrence, fact, information or circumstance, that any of Joseph Durrett, Andy Balbirer, Monica Weed, Mike Samuels, Mary K. Sinclair, Gary Newman, Marshall Gibbs, Edward Kuehnle, Neil Canter, Mark Tims, Kevin Crawford, Jeremy McNamara or Ken Johns had actual knowledge of that action, event, occurrence, fact, information or circumstance.

          Section 4.12. TAXES. (a) The Company and its Subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them, and such Tax Returns are true, correct and complete, and (ii) duly paid in full all Taxes shown as due on such Tax Returns, except in each case where the failure to file such Tax Returns or pay such

Tax or the failure of such Tax Returns to be true, correct and complete would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no material liens for Taxes upon any property or asset of the Company or any Subsidiary thereof, except for liens for Taxes not yet due or Taxes contested in good faith and reserved against in accordance with GAAP. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) For purposes of this Agreement, "TAX" (including, with correlative meaning, the term "TAXES") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, communications services, severance, stamp, sales, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and "TAX RETURN" means any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax, including without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (c) Since December 31, 2002, there has not been any material Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns or claims for material Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered.

          Section 4.13. EMPLOYEE BENEFIT PLANS; ERISA. (a) SECTION 4.13(a) of the Company Disclosure Schedule includes a complete list of each employee benefit plan, program or policy (written or oral) providing benefits to any current or former employee, consultant, officer or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored, maintained, or administered by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates contribute or is obligated to contribute (other than those programs or policies that do not provide material benefits), or with respect to which the Company or any of its ERISA Affiliates has any liability, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA, and including any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN")), any employee benefit plan within the meaning of Section 3(3) of ERISA, and any material compensation, bonus, profit sharing incentive, deferred compensation, vacation, insurance (including any self-insured arrangements), health or medical benefits, employee assistance, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), stock purchase, stock option, stock based, severance, employment, change of control or fringe benefit agreement, plan, program or policy in each case, whether or not written (collectively, the "COMPANY EMPLOYEE BENEFIT PLANS"). For purposes of this Agreement, "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

          (b) With respect to each Company Employee Benefit Plan, the Company has delivered or made available to Parent a true, correct and complete copy of:
(i) all plan documents and related trust or funding agreements or insurance policies; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents, or in other documents, delivered or made available to Parent, there are no amendments to any Company Employee Benefit Plan that have been adopted or approved.

          (c) The IRS has issued a favorable determination letter with respect to each Company Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code and its related trust that has not been revoked, and the Company is not aware of any circumstances or events that have occurred that would reasonably be expected to result in a revocation of such letter.

          (d) The Company and its ERISA Affiliates have materially complied, and are now in material compliance, with all provisions of ERISA, the Code and all laws, rules and regulations applicable to each Company Employee Benefit Plan and each Company Employee Benefit Plan has been administered in all material respects in accordance with its terms. None of the Company and its ERISA Affiliates nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Employee Benefit Plans or their related trusts, the Company, any of its ERISA Affiliates or any person that the Company or any of its ERISA Affiliates has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. There are no pending or, to the Company's Knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits, audits, actions or arbitrations which have been asserted or instituted against the Company Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Employee Benefit Plans or the assets of any of the trusts under any of the Company Employee Benefit Plans which could reasonably be expected to result in any liability of the Company or any of its ERISA Affiliates to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Company Employee Benefit Plan.

          (e) Neither the execution and delivery of this Agreement or the CVR Agreement nor the consummation of the transactions contemplated hereby or thereby will entitle any employee to severance pay or result in, cause the accelerated vesting, funding or delivery of, or increase or enhance any benefit or the amount or value of, any material payment or benefit to any current or former employee, officer or director of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Employee Benefit Plan or related trust.

          (f)  No Company Employee Benefit Plan is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code, and none of the Company and its ERISA Affiliates, has, at any time during the last six years sponsored, maintained or contributed to or been obligated to contribute to any plan subject to Title IV of ERISA. No employees of the Company or any of its Subsidiaries located outside of the United States participate in or are eligible to participate in any Company Employee Benefit Plans providing pension or retirement benefits, and neither the Company nor any of its Subsidiaries has any liability with respect to or arising under any such plans, whether or not currently in existence or effective.

          (g) No Company Employee Benefit Plan is a Multiemployer Plan, none of the Company and its ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan, and none of the Company and its ERISA Affiliates has incurred any withdrawal liability to a Multiemployer Plan that has not been satisfied in full.

          (h) Neither the Company nor any of its Subsidiaries has any obligations for or any current or projected liability in respect of post-employment or post-retirement health, medical or life benefits under any Company Employee Benefit Plan or otherwise, except for obligations under Section 601 et. seq. of ERISA and Section 4980B of the Code ("COBRA").

          (i) Since December 31, 2002, other than in the ordinary course of business consistent with past practice, with respect to any director, executive officer (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) or key employee (meaning an employee with the title Executive Vice President or above) of the Company or any of its Subsidiaries, there has not been any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with), (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) any entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement), (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement, or (v) increase in compensation, bonus or other benefits payable.

          (j) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of SECTION 280G or 162(m) of the Code.

          (k) Neither the Company nor any of its ERISA Affiliates has any commitment or obligation to establish or adopt any new or additional employee benefit plans or to increase the benefits under any existing Company Employee Benefit Plan.

          Section 4.14. LABOR CONTROVERSIES. (a) The Company and its Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have, individually or in the aggregate, a Company Material

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Adverse Effect. (i) There is not pending or, to the Company's Knowledge, threatened, any labor strike, material dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries, (ii) there are no controversies pending or, to the Company's Knowledge, threatened between the Company or its Subsidiaries and any representatives (including unions) of any of their employees, and (iii) to the Company's Knowledge, there are no organizational efforts being made involving any of the presently unorganized employees of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.

          (b) Since December 31, 2002, there has not occurred and there has not been any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at December 31, 2002, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

          Section 4.15. ENVIRONMENTAL MATTERS. (a) (i) The Company and its Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its Subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its Subsidiaries or, to the Company's Knowledge or the knowledge of any of its Subsidiaries, as a result of any other activity, in any case in amounts requiring any investigation or remediation or which may lead to any liability to the Company or any of its Subsidiaries under any applicable Environmental Laws,
(iii) neither the Company nor any of its Subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or from any third party indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses or of any real property, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its Subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under Environmental Law, from or on any properties owned or operated by the Company or any of its Subsidiaries at any time and (vi) neither the Company, its Subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (vi) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) As used herein, "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including,

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without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect at the date hereof.

          (c) As used herein, "HAZARDOUS SUBSTANCE" means any hazardous, toxic or radioactive substance or waste including, without limitation, any pollutant, contaminant, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, asbestos, or asbestos-containing material, urea formaldehyde foam insulation or polychlorinated biphenyls.

          Section 4.16. INTELLECTUAL PROPERTY. The Company and its Subsidiaries own, or are licensed to use, all Intellectual Property used in and material to the conduct of the Company's business as it is currently conducted, and the consummation of the transactions herein will not materially alter, materially impair or extinguish any of the Company's or its Subsidiaries' rights in any such Intellectual Property. To the Company's Knowledge, all material patents and patent applications, material registered trademarks, material registered trade names, material registered service marks and material registered copyrights (the "COMPANY IP") are valid and subsisting. A true and complete list of the Company IP is provided in SECTION 4.16 of the Company Disclosure Schedule. To the Company's Knowledge, the Company and its Subsidiaries own or are licensed to use all Intellectual Property necessary to exploit the Company's or its Subsidiaries' projects in development that have been disclosed in the Company SEC Reports or otherwise publicly announced. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Company's Knowledge, the use of the Intellectual Property by the Company and its Subsidiaries does not infringe on or other otherwise violate the rights of any third party, and is in accordance in all material respects with the applicable license pursuant to which the Company acquired the right to use such Intellectual Property, (ii) to the Company's Knowledge, no third party is challenging, infringing on or otherwise violating any right of the Company in the Intellectual Property, and (iii) neither the Company nor any of its Subsidiaries has received any written notice of any offer to license, assertion of infringement, pending claim, order or proceeding with respect to any unlicensed third party Intellectual Property used in and material to the conduct of the Company's business as it is currently conducted, and to the Company's Knowledge, no Intellectual Property is being used or enforced by the Company in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and material to the conduct of the Company's business as it is currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has taken reasonable and customary steps to protect its rights in its own confidential information and trade secrets, protect any confidential information provided to it by any other Person, and obtain ownership of works of authorship and inventions made by its employees, consultants and contractors and which are material to the Company's business. With respect to all computer software programs owned by the Company and material to the conduct of its business as it is currently conducted ("COMPANY SOFTWARE"), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except as disclosed in SECTION 4.16 of the Company Disclosure Schedule: (i) no parties, other than the Company and its Subsidiaries, possess any current or contingent rights to license, sell, or

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otherwise distribute products or services utilizing the Company IP or the
Company Software, and (ii) no parties, other than the Company and its Subsidiaries, possess any current or contingent rights to any source code that is part of the Company Software. The Company has taken commercially reasonable steps to protect the Company Software from becoming infected by any computer code designed to disrupt, disable, harm, distort or otherwise impede in any material manner the normal operation of such software by or for the Company or its authorized users, or any other of the Company's associated software, firmware, hardware, computer system or network (including without limitation what are sometimes referred to as "viruses," "worms," unauthorized "time bombs," and/or unauthorized "back doors") and, to the Company's Knowledge (but without representing that any inspection has been made other than by normal use of the Company's virus detection software), the Company Software contains no such computer code, except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, the term "INTELLECTUAL PROPERTY" means all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials.

          Section 4.17. OPINION OF FINANCIAL ADVISOR. The Company's financial advisor, William Blair & Company (the "COMPANY FINANCIAL ADVISOR"), has delivered to the Board of Directors of the Company an oral opinion, to be confirmed in writing, to the effect that, as of the date of this Agreement, the consideration to be received by the Company's stockholders in the Offer and the Merger is fair to such holders from a financial point of view.

          Section 4.18. BROKERS AND FINDERS. There is no obligation on the part of the Company or any of its Subsidiaries to pay any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby, other than fees payable to the Company Financial Advisor pursuant to a fee agreement. The calculation of such fee is set forth on Section 4.18 of the Company Disclosure Schedule.

          Section 4.19. INSURANCE. All material fire and casualty, general liability, business interruption, directors' and officers', product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties, businesses and assets.

          Section 4.20. TAKEOVER STATUTES. The Board of Directors of the Company has taken all actions necessary to exempt the Offer, the Top-Up Option, the Merger, this Agreement and the other transactions contemplated hereby under
Section 203 of the DGCL. No other state takeover or similar statute or regulation is applicable to this Agreement, the CVR Agreement, the Offer, the Top-Up Option, the Merger or the other transactions contemplated hereby or thereby.

          Section 4.21. RECEIVABLES AND CUSTOMERS. Except as would not reasonably be expected to have, whether individually or in the aggregate, a Company Material Adverse Effect:

          (a) All accounts, notes receivable and other receivables (other than receivables collected since March 31, 2003) reflected on the consolidated balance sheet of the

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Company as of that date that is contained in the Company 10-Q are, and all accounts, notes and other receivables arising from or otherwise relating to the business of the Company and its Subsidiaries since that date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on that balance sheet.

          (b) All accounts, notes receivable and other receivables arising out of or relating to the business of the Company and its Subsidiaries as of March 31, 2003 have been included in the consolidated balance sheet of the Company as of that date that is contained in the Company 10-Q in accordance with generally accepted accounting principles applied on a consistent basis.

          (c) Since December 31, 2002, there has not been any termination, cancellation or curtailment of the business relationship of the Company or any of its Subsidiaries with any customer or group of affiliated customers (nor has any such customer or group been subject to any voluntary or involuntary bankruptcy or similar filing under applicable law since that date), and neither the Company nor any of its Subsidiaries has received any written notice of an intent to so terminate, cancel or curtail.

                                    ARTICLE V

                                    COVENANTS

          Section 5.01. CONDUCT OF BUSINESS PENDING THE MERGER. Except as otherwise expressly contemplated by this Agreement, required by law or disclosed in SECTION 5.01 of the Company Disclosure Schedule, after the date hereof and prior to the Effective Time, without Parent's consent (which shall not be unreasonably withheld), the Company shall, and shall cause its Subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective certificates of incorporation or bylaws or equivalent constitutional documents, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company or a Subsidiary of the Company by another Subsidiary of the Company;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares of capital stock of the Company
(A) upon exercise of Company Options outstanding on May 31, 2003 and (B) as required by the 401(k) Plan, the ESPP, the Directors' Plan, the DCP and the Company Rights Agreement as in effect on the date hereof;

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

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money (including, for the sake of clarity, any letters of credit), other than borrowings in the ordinary course of business or borrowings to fund working capital needs in the ordinary course of business under the existing credit facilities of the Company or any of its Subsidiaries on the terms of those facilities as they exist on the date of this Agreement (the "EXISTING CREDIT FACILITIES") in an aggregate amount for all such permitted borrowings not to exceed $20,000,000 for any consecutive four business day period, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than in connection with the exercise of outstanding Company Options pursuant to the terms of the Company Option Plans and the relevant written agreements evidencing the grant of Company Options, or to use for the 401(k) Plan, the ESPP or the Directors' Plan, (iii) make any material acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business with a value that is less than (A) $2,500,000 in the aggregate during the forty-five (45) day period commencing on the date of this Agreement and (B) $4,500,000 in the aggregate during the ninety
(90) day period commencing on the date of this Agreement or (iv) sell, pledge, lease, license dispose of or encumber any material assets or businesses other than (A) any such transactions disclosed in SECTION 5.01 of the Company Disclosure Schedule, (B) pledges or encumbrances pursuant to Existing Credit Facilities or (C) sales of inventory and other current assets in the ordinary course of business consistent with past practices.

          (e) use reasonable best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees (other than terminations of services for cause), and preserve the goodwill and business relationships with customers and others having business relationships with them;

          (f) not enter into or amend or modify any employment, consulting, severance, retirement or special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees or with any other persons, except (i) as required by previously existing contractual arrangements or applicable law or (ii) other employment agreements entered into with a person who is hired or promoted by the Company or one of its Subsidiaries after the date hereof in the ordinary course of business whose annual base salary does not exceed $175,000;

          (g) not increase the salary, bonus, benefits or other compensation of any person except for increases in the ordinary course of business consistent with past practice or except pursuant to contractual arrangements existing on the date of this Agreement;

          (h) not adopt, enter into or amend or modify, in each of the latter two cases to materially increase benefits or obligations of any Company Employee Benefit Plan, except as required pursuant to existing contractual arrangements, this Agreement or applicable law;

          (i) (A) not enter into any new contract or commitment providing for the purchase of goods or services by the Company or any of its Subsidiaries that is inconsistent with the Company's April 2003 forecast (a true, accurate, complete and current copy of which has been provided to Parent prior to the date of this Agreement) or has a term of more than one year and which is reasonably expected to involve payments to retailers of more than $3,000,000 per annum or payments to other third parties of more than $2,000,000 per annum, (B) not amend, modify or change in any material respect, or waive any material rights of the Company or any of its Subsidiaries or any material obligation of any third party under, any contract listed in SECTION 4.11 of the Company Disclosure Schedule;

          (j) not make, change or revoke any material Tax election unless required by law or make any agreement or settlement with any taxing authority regarding any material amount of Taxes or which is reasonably likely to materially increase the obligations of the Company or the Surviving Corporation to pay Taxes in the future;

          (k) not defer the payment of accounts or trade payables, or seek to accelerate the payment of, or factor or otherwise similarly monetize, accounts or trade receivables, of the Company or any of its Subsidiaries, in either such case beyond or in advance (as the case may be) of the customary payment periods of the Company, such Subsidiary(ies) or such third parties for those payables or receivables;

          (l) not enter into any interest rate, currency or other swap or derivative transaction, other than in the ordinary course of business consistent with past practices and for BONA FIDE hedging purposes;

          (m) not take any action that would make any representation or warranty of the Company inaccurate in any material respect at any time before the Effective Time;

          (n) not (i) propose or make, or engage in any discussions or negotiations with respect to, any Settlement Decision (as defined in the CVR Agreement) or (ii) enter into any confidentiality agreement with any third party to the Litigation (as defined in the CVR Agreement) with respect thereto; or

          (o) not enter into an agreement, commitment or arrangement with respect to any of the foregoing.

          Section 5.02. RESTRICTIONS ON PARENT AND THE COMPANY. (a) Parent agrees that, from and after the date hereof and prior to the Acceptance Date, and except as may be agreed in writing by the Company or as may be expressly permitted pursuant to this Agreement (including the exercise of termination rights under this Agreement), Parent shall not, and shall not permit any of its Subsidiaries to agree, in writing or otherwise, to take any action which would materially delay the consummation of the Offer, including by application of Rule 14e-5 under the Exchange Act.

          (b) The Company agrees that, from and after the date hereof and prior to the Acceptance Date, and except as may be agreed in writing by Parent or as may be expressly permitted pursuant to this Agreement (including any actions pursuant to SECTION 5.03 and including the exercise of termination rights under this Agreement), the Company shall not, and shall not permit any of its Subsidiaries to agree, in writing or otherwise, to take any action which would materially delay the consummation of the Offer.

          Section 5.03. NO SOLICITATION. (a) The Company shall not and shall not permit its Subsidiaries or any officer, director, employee, attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, or furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Party that is seeking to make or has made an Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (iv) enter into any agreement with respect to an Acquisition Proposal, unless the Company shall have terminated this Agreement in compliance with SECTION 7.01(d). For purposes of this Agreement, the term, "ACQUISITION PROPOSAL" means any proposal or offer (other than any proposal or offer by Parent or any of its Subsidiaries) to acquire all or 15% or more of the business, properties or capital stock of the Company or any of its Subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof, other than any transaction involving Parent or any of its Subsidiaries.

          (b) Notwithstanding the provisions of paragraph (a) above or any other provision of this Agreement, subject to compliance with SECTION 5.03(c), the Company may, in response to an unsolicited bona fide written Acquisition Proposal from any Person or group (a "POTENTIAL ACQUIROR") which the Company's Board of Directors determines, in good faith and after consultation with its independent financial advisor and legal counsel, could reasonably be expected to lead to a Superior Proposal, furnish confidential or nonpublic information pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement to, and engage in discussions and negotiate with, such Potential Acquiror, PROVIDED that the Company Board of Directors determines in good faith after consultation with outside legal counsel, that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law. For purposes of this Agreement, "SUPERIOR PROPOSAL" means an unsolicited BONA FIDE written Acquisition Proposal for at least a majority of the voting power of the shares of the Company Common Stock then outstanding or all or substantially all of the assets of the Company and its Subsidiaries which the Company's Board of Directors determines, in good faith and after consultation with its independent financial advisor and outside legal counsel, would be more favorable to and provide consideration to the holders of Company Common Stock with greater financial value than the consideration payable in the Offer and the Merger, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation and for which financing is then fully committed; PROVIDED that, for the sake of clarity, an Acquisition Proposal shall only be deemed to have been solicited for purposes of this definition as a result of actions taken on or after the date of this Agreement, and not as a result of any actions taken before the date of this Agreement (for example, and by way of illustration, in connection with the auction of the Company to other prospective bidders before the date hereof). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company shall also use its reasonable best efforts to cause any such party (or its agents or advisors) in possession of confidential information about the Company or any of its Subsidiaries that was furnished by or on behalf of the Company to return or destroy all of that information. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in SECTION 5.03(a) that have been engaged in connection with the evaluation of a possible Acquisition Transaction of the obligations undertaken in this SECTION 5.03.

          (c) The Company shall promptly (but in no event later than 24 hours) notify Parent after receipt by it, any of its Subsidiaries or any of their respective advisors of any Acquisition Proposal, any communication (whether written or oral) from any Potential Acquiror or its advisor that such Potential Acquiror is considering making an Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Potential Acquiror that may be considering making or has made an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the material terms and conditions of such proposal, to the extent known. The Company shall thereafter keep Parent informed, on a reasonably current basis, on the status and terms of any such Acquisition Proposal and the status of any discussion or negotiations with any Potential Acquiror related thereto.

          (d) Notwithstanding SECTION 5.03(a), following receipt of a Superior Proposal and after providing written notice to Parent at least three business days before doing so, the Board of Directors of the Company may withdraw or modify (or alter or modify in a manner adverse to Parent) the recommendation by the Board of Directors of the Company of this Agreement, the Offer or the Merger, if the Board of Directors of the Company determines in good faith (after consultation with its outside counsel) that its fiduciary obligations require it to do so.

          (e) Nothing contained in this SECTION 5.03 or any other provision of this Agreement shall prohibit the Company or the Board of Directors of the Company from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 and 14e-2 promulgated under the Exchange Act.

          Section 5.04. ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to applicable law, the Company and its Subsidiaries shall afford to Parent, Merger Sub and their financing sources and their respective accountants, counsel, financial advisors and other representatives (the "PARENT REPRESENTATIVES") reasonable access during normal business hours upon reasonable notice throughout the period prior to the Effective Time to their respective properties, books, contracts, commitments and records and, during such period, shall furnish promptly such information concerning its businesses, properties and personnel as Parent or Merger Sub shall reasonably request; PROVIDED, HOWEVER, such investigation shall not unreasonably disrupt the Company's operations. All nonpublic information provided to, or obtained by, Parent, Merger Sub or any such financing source in connection with the transactions contemplated hereby shall be "CONFIDENTIAL INFORMATION" for purposes of the Confidentiality Agreement dated February 19, 2003 between Parent and the Company (the "CONFIDENTIALITY AGREEMENT"), the terms of which shall continue in force until the Effective Time; PROVIDED that Parent, Merger Sub and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals and the Company Required Statutory Approvals. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which the Company or any Subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties; PROVIDED that, with respect to any such information, the Company shall, or shall cause the relevant Subsidiary to, provide the maximum amount of that information (or shall endeavor to otherwise convey that information in a manner) that is consistent with the applicable law, rule or regulation, the maintenance of that privilege or the terms of the relevant contract, as applicable. No investigation pursuant to this SECTION 5.04(a) shall affect or be deemed to modify any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. Notwithstanding anything herein to the contrary, any party to this Agreement (and each employee, representative, or other agent of such parties) may disclose to any and all persons, without limitation of any kind, the U.S. "tax treatment" or "tax structure" (in each case, within the meaning of Treasury Regulation section 1.6011-4) of the transactions contemplated hereunder and all materials of any kind (including opinions or other tax analysis, but without disclosure of identifying information or, except to the extent relating to such U.S. "tax treatment" or "tax structure," any non-public commercial or financial information) that are provided to such parties relating to such U.S. "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation section 1.6011-4); PROVIDED, that such disclosure may not be made until the earlier of (x) the date of public announcement of discussions relating to the transactions contemplated by this Agreement, (y) the date of the public announcement of the transactions contemplated by this Agreement, or (z) the date of execution of this Agreement. Moreover, notwithstanding anything herein to the contrary, there shall be no limitation on any party's ability to consult any tax adviser, whether or not independent from the parties, regarding the U.S. "tax treatment" or "tax structure" of the transactions contemplated by this Agreement. The intent of this provision is that the transactions contemplated by the Agreement are not treated as having been offered under conditions of confidentiality for purposes of Treasury Regulation section 1.6011-4(b)(3) and shall be construed in a manner consistent with such purpose.

          Section 5.05. MERGER SUB. Parent will take all action necessary (a) to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) to ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by or in furtherance of this Agreement, or incur or guarantee any indebtedness other than as necessary for the consummation of the transaction contemplated hereby.

          Section 5.06. EMPLOYEE BENEFITS. (a) Until December 31, 2004, Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries, who is an employee thereof as of the Acceptance Date (the "COMPANY EMPLOYEES") cash compensation and employee benefits that are substantially comparable, in the aggregate, to those provided to Company Employees immediately before the Acceptance Date (excluding benefits provided under any plan, program or policy providing severance or termination benefits and benefits provided under any stock option or other stock-based plan, program or policy). The foregoing shall not be construed to prevent the termination of employment of any Company Employee or the amendment or termination of any particular Company Employee Benefit Plan to the extent permitted by its terms and under any applicable law.

          (b) For purposes of eligibility and vesting and levels of benefits under the employee benefit plans of Parent and its Affiliates providing benefits to any Company Employees after the Acceptance Date (the "NEW PLANS"), each Company Employee shall be credited with his or her years of service with the Company and its Affiliates before the Acceptance Date, to the same extent as such Company Employee was entitled, before the Acceptance Date, to credit for such service under any corresponding Company Employee Benefit Plans in which such employee participated, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Employee Benefit Plan in which such Company Employee participated immediately before the Acceptance Date; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents to the extent such exclusions or requirements were not applicable under the corresponding Company Employee Benefit Plan in which such employee participated, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Company Employee Benefit Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year to the extent that those expenses were incurred during a period in which the employee or covered dependent was covered under a corresponding Company Employee Benefit Plan.

          (c) Prior to and as of the Acceptance Date, the Company shall terminate each Company Option Plan, the DCP, the Directors' Plan, the ESPP, the 1999 Restricted Stock Plan and each other Company Employee Benefit Plan providing for the grant of stock-based awards or under which grants of stock-based awards have been made. The Company shall freeze the ESPP effective July 1, 2003 so that a new Accumulation Period under the ESPP does not begin on July 1, 2003. The Company shall not take any action to set or otherwise commence a new Accumulation Period or Exercise Date (each as defined in the ESPP) unless this Agreement shall have been terminated in accordance with ARTICLE VII hereof.

          (d) Prior to the Acceptance Date, the Company shall cause all shares of Company Common Stock that are then held in the Unallocated Stock Account (as such term is defined in the DCP) under the DCP to be allocated, or reallocated, as the case may be, to Stock Accounts (as such term is defined in the DCP) under the DCP.

          (e) With respect to the Directors' Plan, the Company shall distribute shares of Company Common Stock payable for services rendered in second quarter 2003 and that portion of the third quarter 2003 ending on the Payment Date (as defined below) by participants in such plan on the date (the "PAYMENT DATE") that is the earlier of (i) August 1, 2003 and (ii) the day that is immediately prior to the Acceptance Date.

          (f) No provision of this SECTION 5.06 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or any of its Affiliates in respect of continued employment with, or any benefits which may be provided by, either Parent or any of its Affiliates.

          Section 5.07. PROXY STATEMENT. As promptly as practicable after the consummation of the Offer and if required by the Exchange Act, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. Parent and Merger Sub agree to cooperate with the Company in the preparation of the Proxy Statement and other proxy solicitation materials of the Company. The Company shall provide Parent and its counsel with a reasonable opportunity to review the draft Proxy Statement each time before it is filed with the SEC and shall give reasonable and good faith consideration to any comments from Parent and its counsel on such draft(s). The Proxy Statement shall contain the recommendation of the Company's Board of Directors that the Company's stockholders approve and adopt this Agreement and the Merger, unless the fiduciary duties of the Company's Board of Directors require that the Board withdraw or adversely alter or modify that recommendation or that the Board recommend against approval and adoption. Unless this Agreement is previously terminated in accordance with SECTION 7.01, the Company shall, if required, submit this Agreement to its stockholders at the Company Meeting, even if the Board of Directors of the Company determines at any time after the date of this Agreement that it is no longer advisable, adversely alters its recommendation or recommends that the Company stockholders reject it. The Company shall promptly provide Parent and its counsel in writing with any written comments (and orally, any oral comments) that the Company or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of those comments and shall consult with (and shall duly consider in good faith any comments of) Parent and its counsel before responding to those comments. The Company and its counsel will provide Parent and its counsel with a reasonable opportunity to participate in all communications, if any, with the SEC and its staff, including any meetings and telephone conferences relating to the Proxy Statement, this Agreement, the CVR Agreement or the matters or transactions contemplated hereby or thereby.

          Section 5.08. COMPANY MEETING. Following the consummation of the Offer, the Company shall promptly take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-Laws to convene the Company Meeting, if such meeting is required, as soon as reasonably practicable. The stockholder vote required for approval of the Merger will be no greater than that set forth in the DGCL. The Company shall use its reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote of stockholders required by the DGCL to effect the Merger. Notwithstanding the foregoing, if Parent, Merger Sub or any other subsidiary of Parent shall acquire at least 90 percent of the outstanding shares of Company Common Stock, and PROVIDED that the conditions set forth in ARTICLE VI shall have been satisfied or waived, the Company shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without the approval of the stockholders of the Company, in accordance with Section 253 of the DGCL. Parent shall vote, or shall cause to be voted, all of the shares of Company Common Stock acquired in the Offer or otherwise owned by it or any of its Subsidiaries (including Merger Sub) in favor of the approval and adoption of this Agreement and the Merger.

          Section 5.09. PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement, the CVR Agreement or the transactions contemplated hereby or thereby and, except as may be required by applicable law or any listing agreement with NASDAQ, will not issue any such press release or make any such public statement prior to such consultation; provided that, if the Company, any Subsidiary or any of their respective directors, officers, employees or advisors receives an offer or proposal from any third party to the Litigation (as defined in the CVR Agreement) with respect to any Settlement Decision (whether or not conditional), then Parent shall have the right, in its discretion, to publicize the terms and conditions of that offer or proposal.

          Section 5.10. EXPENSES AND FEES. All costs and expenses incurred in connection with this Agreement and the CVR Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing the Offer Documents, the Schedule 14D-9 and the Proxy Statement shall be equally borne by Parent and the Company.

          Section 5.11. AGREEMENT TO COOPERATE. (a) Subject to the terms and conditions of this Agreement and applicable law, Parent and the Company shall use their respective best efforts (but without the obligation on the part of any party to pay any money, to divest, sell or hold separate any assets or agree to any behavioral modifications with any Governmental Agency) to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve contractual relationships of Parent and the Company and their respective Subsidiaries, all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to consummation of the Offer or the Merger (and, in such case, to proceed with the consummation of the Offer and the Merger as expeditiously as possible), including through all possible appeals.

          (b) In addition to and without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file (and Parent agrees to cause any Person that may be deemed to be the ultimate parent entity or otherwise to control Parent to file, if such filing is required by law) as soon as practicable, (x) if required by the HSR Act, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (and shall file as soon as practicable any form or report required by any other Governmental Agency relating to antitrust matters) and (y) any and all filings that may be required to be made under Foreign Antitrust Laws in respect of this Agreement, the CVR Agreement or any transaction contemplated hereby or thereby. Each of Parent and the Company shall (and Parent shall cause any such parent entity to) (i) respond as promptly as practicable to any inquiries or requests received from any domestic or foreign government or governmental agency or authority (each, a "GOVERNMENTAL AGENCY") for additional information or documentation, and (ii) not extend any waiting period under the HSR Act (if deemed to apply to the transactions contemplated hereby) or enter into any agreement with any Governmental Agency not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto (which shall not be unreasonably withheld or delayed). Each party shall (i) promptly notify the other party of any written communication to that party or its Affiliates from any Governmental Agency and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing;
(ii) not participate, or to permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Agency in respect of any filings, investigation or inquiry concerning this Agreement, the CVR Agreement, the Offer or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Agency, gives the other party the opportunity to attend and participate thereat; and (iii) to the extent permitted under applicable law, furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement, the CVR Agreement, the Offer and the Merger.

          Section 5.12. DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) The indemnification provisions of the Company's Certificate of Incorporation or Bylaws as in effect at the Acceptance Date shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, employees or agents of the Company with respect to matters arising or events occurring before the Effective Time. From and after the Acceptance Date, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Company to honor, in accordance with their respective terms, each of the covenants contained in this SECTION 5.12.

          (b) From and after the Acceptance Date, each of Parent and the Company and, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director, officer, employee and agent of the Company or any of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or the Merger or the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement to the fullest extent that the Company would have been permitted under Delaware law and the Company's Certificate of Incorporation and By-laws in effect on the date of this Agreement.

          (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (PROVIDED that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties, and which coverages and amounts shall be no less than the coverages and amounts provided at that time for Parent's directors and officers) with respect to matters arising on or before the Effective Time; PROVIDED, HOWEVER, that if the existing current policies expire, are terminated or cancelled during such six-year period, Parent will use its reasonable efforts to obtain as much coverage as can be obtained for the remainder of such period for a premium not in excess of the amount set forth in
SECTION 5.12 of the Company Disclosure Schedules.

          (d) Parent shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this SECTION 5.12.

          (e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Certificate of Incorporation or Bylaws of the Company, any other indemnification arrangement, the DGCL or otherwise. The provisions of this
SECTION 5.12 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

          Section 5.13. SECTION 16 MATTERS. Prior to the Acceptance Date, Parent and the Company shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including derivative securities with respect to shares of Company Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

          Section 5.14. FURTHER ASSURANCES. (a) Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of records or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          (b) Upon Parent's request, the Company shall, and shall cause its Subsidiaries and its and their respective officers and employees to provide all customary assistance, cooperation and support that Parent may reasonably request in order to assist in raising private bank or mezzanine debt financing for the Company, Parent or Merger Sub (which financing shall, for the sake of clarity, be conditioned upon the Closing); PROVIDED that (i) such assistance, cooperation and support shall not unreasonably disrupt the Company's operations, (ii) any such assistance, cooperation and support shall be at Parent's expense and (iii) in no event shall the receipt or consummation of the financing described in this
SECTION 5.14(b) be deemed to be a condition to the consummation of the Offer, the Merger or any other transaction contemplated by this Agreement or by the CVR Agreement.

          Section 5.15. NOTICES OF CERTAIN EVENTS. Each of Parent and the Company shall promptly notify the other of:

          (a) any notice or other communication received by that party from (i) any Person alleging that the consent of that Person is or may be required in connection with the transactions contemplated by this Agreement or by the CVR Agreement or (ii) subject to applicable law, court order and applicable privilege considerations, any party to the Litigation (as defined in the CVR Agreement) relating to the Litigation;

          (b) any notice or other communication received by that party from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or by the CVR Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any of SECTIONS 4.08, 4.10, 4.12, 4.13, 4.14, 4.15 OR 4.16, as the
case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

          (d) the occurrence or non-occurrence of any event or the discovery of any fact that would be reasonably expected to cause any representation or warranty of that party that is contained in this Agreement to be untrue or inaccurate such that the condition set forth in clause (c) of Exhibit A hereto would at any time be unsatisfied on and as of any date after the date of this Agreement; and

          (e) any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the CVR Agreement.

          Section 5.16. CVR AGREEMENT. (a) The parties hereto covenant and agree that immediately prior to the issuance of the first CVR to be issued under the CVR Agreement, they will, and will cause their respective Rights Agents (which Parent and the Company will appoint prior to such execution and delivery) to, execute and deliver the CVR Agreement substantially in the form attached hereto as EXHIBIT B.

          (b) Within 15 days after the execution and delivery of the CVR Agreement, Parent and the Company will use all commercially reasonable efforts to cause the Rights Agents to (i) agree on the Independent Rights Agent (as defined in the CVR Agreement) and the compensation of such person, (ii) decide which Rights Agent will preside over the meetings of the Rights Agents and (iii) agree on all other provisions of the CVR Agreement that require prompt concurrence (including, without limitation, addresses for notice and the name of the tie-breaking accounting firm.)

          (c) Parent and Merger Sub covenant and agree that, during the period from the date hereof to the Acceptance Date, neither they nor any of their respective Affiliates shall entertain or initiate any settlement discussions regarding the Litigation.

          Section 5.17 COMMITMENT LETTERS; NO DISTRIBUTIONS BY PARENT. Neither Parent nor Merger Sub shall take any action to terminate either Commitment Letter or to amend or modify either Commitment Letter in any manner adverse to Parent, Merger Sub or the Company, without the prior written consent of each such Person. Furthermore, without limiting Parent's ability in any way to effect the Recapitalization (as defined in the Commitment Letter of Tennenbaum) on or after the Effective Time (except as expressly limited by the terms of the Commitment Letter of Tennenbaum) Parent shall not (i) declare, set aside or pay any dividend or distribution in respect of any shares of its capital stock or
(ii) repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, Parent.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

          Section 6.01. CONDITIONS TO THE OBLIGATIONS TO CONSUMMATE THE MERGER. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) Merger Sub shall have purchased shares of Company Common Stock pursuant to the Offer, except that this condition shall not be a condition to Parent's and Merger Sub's obligation to effect the Merger if Merger Sub shall have failed to purchase shares of Company Common Stock pursuant to the Offer in breach of (or as a result of Parent's breach of) this Agreement;

          (b) this Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by the DGCL;

          (c) no law, rule or regulation or judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction shall be in effect which has the effect of making the Merger illegal or otherwise restraining or prohibiting the consummation of the Merger; and

          (d) (A) any waiting period applicable to consummation of the Merger under the HSR Act or any Foreign Antitrust Laws shall have expired or been terminated and (B) any approvals required under Foreign Antitrust Laws before consummation of the Merger shall have been obtained.

                                   ARTICLE VII

                                   TERMINATION

          Section 7.01. TERMINATION. This Agreement may be terminated and the Offer and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

          (a) by mutual written consent of the Company and Parent (including, from and after the Acceptance Date, the Independent Director Approval contemplated by SECTION 1.03(c));

          (b) prior to the Acceptance Date by Parent if the Company shall have breached in any material respect any of its obligations contained in this Agreement or if its representations and warranties shall not be true and correct, except for such failures to be true and correct that, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and which breach has not been or is incapable of being cured by the Company within thirty (30) days after the giving of written notice of such breach by Parent;

          (c) prior to the Acceptance Date by the Company if Parent or Merger Sub shall have breached in any material respect any of its obligations to be performed by either of them under this Agreement, or if the representations and warranties of Parent and Merger Sub contained in this Agreement shall not be true and correct, except for such failures to be true and correct that, individually and in the aggregate, are not reasonably likely to have a material adverse effect on Parent, and which breach has not been or is incapable of being cured by Parent or Merger Sub, as applicable, within thirty (30) days after the giving of written notice of such breach by the Company;

          (d) prior to the Acceptance Date by the Company if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company gives Parent notice (which may be revoked by the Company by a subsequent notice to that effect) in writing that it intends to enter into such an agreement, specifying the material terms and conditions of such Superior Proposal and the identity of the Potential Acquiror, PROVIDED that the Board of Directors may only take those actions if it has determined, in good faith after consultation with its financial advisor and based on the advice of its outside counsel, that doing so is necessary in order for the directors to comply with their fiduciary duties under applicable law, (ii) Parent does not make, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement providing for the Superior Proposal, an offer that is at least as favorable from a financial point of view, to the stockholders of the Company as the Superior Proposal and (iii) the Company prior to or concurrently with such termination pays to Parent in immediately available funds the Termination Fee (as defined in SECTION 8.01(b));

          (e) prior to the Acceptance Date by Parent, if (i) the Board of Directors of the Company shall have failed to recommend, or shall have withdrawn, adversely modified or adversely amended in any material respect its approval or recommendation of the Offer, the Merger or this Agreement to the Company's stockholders, it being understood that disclosure of the existence of and the material terms and conditions of any Acquisition Proposal that is not being recommended by the Board of Directors of the Company, shall not be considered to be a withdrawal, adverse modification or adverse amendment in any material respects of such approval or recommendation, or (ii) there shall have been a material breach of SECTION 5.03;

          (f) by either Parent or the Company if (i) the Acceptance Date shall not have occurred on or before December 31, 2003; provided that the right to terminate this Agreement under this SECTION 7.01(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Acceptance Date to occur on or before such date or (ii) if there shall be any law or regulation or any governmental entity shall have issued an order, injunction or other decree or ruling or taken any other action permanently enjoining, restraining, making illegal or otherwise prohibiting the payment for the Company Common Stock pursuant to the Offer and/or Merger and that order, injunction, decree or ruling or other action shall have become final and nonappealable; or

          (g) by the Company if Parent or Merger Sub shall have failed to commence the Offer in accordance with the SECTION 1.01; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this SECTION 7.01(g) if such failure to have commenced the Offer shall have been caused by (i) the Company's failure to perform any of its obligations under this Agreement, (ii) facts or circumstances that constitute a breach of any representation or warranty of the Company under this Agreement or (iii) the occurrence of any of the events specified in any of paragraphs (a) through (g) of EXHIBIT A.

The party desiring to terminate this Agreement pursuant to any clause of this
SECTION 7.01 (other than pursuant to SECTION 7.01(a)) shall give notice of that termination to the other party.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.01. EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by either Parent and/or the Company prior to the Acceptance Date pursuant to the provisions of SECTION 7.01, this Agreement shall forthwith become void, and there shall be no liability or further obligation on the part of the Company, Parent, Merger Sub, their respective Affiliates or their respective officers or directors (except as set forth in any of this ARTICLE VIII, in the second sentence of SECTION 5.04 and in SECTION 5.10, all of which shall survive the termination). Nothing in this SECTION 8.01 shall relieve any party from liability for any (i) willful or material breach of any covenant or agreement of such party contained in this Agreement or (ii) willful failure of that party to fulfill a condition to the performance of the obligations of the other party.

          (b) In the event that this Agreement is terminated by Parent pursuant to SECTION 7.01(e)(ii) prior to the Company Meeting, and within 12 months after any such termination the Company enters into a definitive agreement with respect to or consummates a transaction that constitutes an Acquisition Proposal (whether or not with the same Potential Acquiror with respect to which the Company committed a material breach of SECTION 5.03, then the Company shall promptly, but in no event later than two days after the date of entering into (or, if earlier, consummating) such agreement or transaction, as applicable, pay Parent a termination fee of $4,000,000 the ("TERMINATION FEE") by wire transfer of same day funds.

          (c) In the event that this Agreement is terminated by the Company pursuant to SECTION 7.01(d) or by Parent pursuant to SECTION 7.01(e)(i), the Company shall, in the case of termination by the Company, prior to or concurrently with such termination, and in the case of termination by Parent, promptly but in no event later than two days after the date of such termination, pay Parent the Termination Fee by wire transfer of same day funds.

          (d) If this Agreement is terminated pursuant to SECTION 7.01(f)(i) and prior to any such termination:

               (i) any Potential Acquiror shall have publicly announced an intention to make or actually makes an Acquisition Proposal (whether or not conditional) and, within 12 months after any such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to or consummates a transaction constituting an Acquisition Proposal (whether or not with the same Potential Acquiror), then the Company shall promptly, but in no event later than two days after the date of entering into (or, if earlier, consummating) that agreement or transaction, as applicable, pay Parent the Termination Fee by wire transfer of same day funds; or

               (ii) any third party to the Litigation shall have publicly announced an intention to make or actually makes any proposal or offer with respect to any Settlement Decision (whether or not conditional) and, within 12 months after any such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to any Settlement Decision, then the Company shall, by wire transfer of same day funds, pay Parent the Termination Fee and also reimburse Parent for all reasonable and documented out-of-pocket expenses incurred by or on behalf of Parent in connection with the due diligence investigation of the Company and its subsidiaries and the negotiation and performance of this Agreement and the CVR Agreement and the taking of all actions contemplated by or in connection with any such agreement up to a maximum possible amount of such expenses of $2,000,000. The Company shall pay that Termination Fee promptly, but any event within two days after the date of entering into any such agreement, and it shall so reimburse Parent promptly (but in any event within three business days) after being invoiced therefor.

          (e)  The Company acknowledges that the agreements contained in this
SECTION 8.01 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement or the CVR Agreement. Accordingly, if the Company fails promptly to pay any Termination Fee (or reimburse any expenses) due to Parent pursuant to this SECTION 8.01, it shall also pay any costs and expenses incurred by or on behalf of Parent or Merger Sub in connection with any legal action(s) to enforce this SECTION 8.01.

          Section 8.02. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Acceptance Date, with respect to representations and warranties of the Company, or the Effective Time with respect to representations and warranties of Parent and Merger Sub. This SECTION
8.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after such time.

          Section 8.03. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to Parent or Merger Sub, to:

               Gingko Corporation
               c/o Symphony Technology Group
               4015 Miranda Avenue
               2nd Floor
               Palo Alto, California 94304
               Attention:     Managing Partner
               Facsimile:     (650) 935-9501

               with copies to:

               Symphony Technology Group
               4015 Miranda Avenue
               2nd Floor
               Palo Alto, California 94304
               Attention:     Managing Partner
               Facsimile:     (650) 935-9501

               Tennenbaum Capital Partners, LLC
               11100 Santa Monica Boulevard, Suite 210
               Los Angeles, California 90025
               Attention:     Michael Tennenbaum
               Facsimile:     (310) 566-1010

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Attention:     Jeff Berman
                              John D. Amorosi
               Facsimile:     (212) 450-3800

               Gibson Dunn & Crutcher LLP
               333 South Grand Avenue
               Los Angeles, CA 90071
               Attention:     Cromwell Montgomery
                              Dhiya El-Saden
               Facsimile:     (213) 229-6076


               If to the Company, to:

               Information Resources, Inc.
               150 North Clinton Street
               Chicago, Illinois 60661
               Attention:     General Counsel
               Facsimile:     (312) 726-1091

               with a copy to:

               Winston & Strawn
               35 W. Wacker Drive
               Chicago, Illinois  60601
               Attention:     Terrence R. Brady
               Facsimile:     (312) 558-5700

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

          Section 8.04. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          Section 8.05. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) shall not be assigned by operation of law or otherwise except that (a) Merger Sub may assign its rights and obligations under this Agreement to any other wholly-owned Subsidiary of Parent and (b) with the prior written consent of the Company (which shall not be unreasonably withheld or delayed), Parent may assign its rights and obligations under this Agreement to any other Person that is an Affiliate of Symphony and Tennenbaum; PROVIDED that, in connection with any such assignment, Parent also assigns to the assignee Parent's rights and obligations under the Commitment Letters and the issuers of such Commitment Letters shall have consented in writing to such assignment. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

          Section 8.06. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          Section 8.07. AMENDMENTS; EXTENSIONS. (a) This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors at any time; provided that, (i) after the Acceptance Date,
(A) no amendment shall be made which decreases the Merger Consideration and (B) any such amendment will require the Independent Director Approval contemplated by SECTION 1.03 and (ii) after the Company Stockholder Approval has been obtained (if required by the DGCL), there shall be made no amendment that by law requires further approval by stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended or waived except by an instrument in writing signed (in the case of an amendment) by each of the parties hereto or (in the case of a waiver) by the party(ies) against whom the waiver is to be effective.

          (b) At any time prior to the Effective Time, by action taken or authorized by (i) the respective Boards of Directors of the parties hereto (which after the Acceptance Date will require, with respect to the Company, the Independent Director Approval contemplated by SECTION 1.03), the parties hereto may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties hereto and (ii) its Board of Directors (which after the Acceptance Date will require, with respect to the Company, the Independent Director Approval contemplated by SECTION 1.03), any party(ies) hereto may waive (A) any inaccuracies in the representations and warranties of any other party(ies) contained herein or in any document delivered pursuant hereto or (B) compliance by any other party(ies) with any of the covenants or agreements of such other party(ies) or any conditions contained in this Agreement (including, for the sake of clarity, Exhibit A hereto) to the performance of any of its or their obligations hereunder; PROVIDED that after the Company Stockholder Approval has been obtained (if required by the DGCL), there shall be made no waiver that by law requires further approval by stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. Additionally, no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 8.08. ENTIRE AGREEMENT. This Agreement, the CVR Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person (other than the parties hereto) any rights or remedies hereunder except for the provisions of SECTION 5.12, which are intended for the benefit of the Indemnified Parties.

          Section 8.09. SEVERABILITY. If any term or other provision of this Agreement is held by a court or other Governmental Agency of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          Section 8.10. SPECIFIC PERFORMANCE; LIMITATION ON DAMAGES. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity. IN NO EVENT SHALL ANY PARTY BE LIABLE IN RESPECT OF THIS AGREEMENT FOR ANY PUNITIVE OR EXEMPLARY DAMAGES OR ANY CONSEQUENTIAL DAMAGES, OTHER THAN THOSE CONSEQUENTIAL DAMAGES THAT WERE REASONABLY FORESEEABLE AS OF THE DATE OF THIS AGREEMENT (BUT EXCLUDING, IN ALL CASES, DAMAGES IN THE FORM OF GOODWILL, LOST FUTURE PROFITS AND LOST CUSTOMERS).

          Section 8.11. NO ADMISSION. Nothing herein, including SECTION 4.11, shall be deemed an admission by the Company, in any action or proceeding by or on behalf of a third-party, that such third-party is not in breach or violation of, or in default in, the performance or observance of any term or provision of any contract.

          Section 8.12. JURISDICTION. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Confidentiality Agreement or the CVR Agreement or the transactions contemplated hereby or thereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in SECTION 8.03 shall be deemed effective service of process on such party.

          Section 8.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   INFORMATION RESOURCES, INC.


                                   By:  /s/ JOSEPH DURRETT
                                       -------------------
                                       Name:  Joseph Durrett
                                       Title: Chief Executive Officer

                                   GINGKO CORPORATION


                                   By:  /s/ WILLIAM CHISOLM
                                       --------------------
                                       Name:  William Chisolm
                                       Title: Executive Vice President

                                   GINGKO ACQUISITION CORP.


                                   By:  /s/ WILLIAM CHISOLM
                                       --------------------
                                       Name:  William Chisolm
                                       Title: Executive Vice President

                                    EXHIBIT A

                             CONDITIONS OF THE OFFER

          Notwithstanding any other term of the Offer or the Agreement, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer, unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which, when added together with all other shares of Company Common Stock owned by Parent and its subsidiaries, would represent at least a majority of the outstanding Company Common Stock (determined on a fully diluted basis for all outstanding stock options and any other rights (other than Company Rights, if such Company Rights are not at such time exercisable) to acquire Company Common Stock outstanding on the date of purchase) (the "MINIMUM TENDER CONDITION"),
(ii) any requisite waiting period under the HSR Act applicable to the purchase of shares of Company Common Stock pursuant to the Offer or to the Merger shall have been terminated or shall have expired, and (iii) the applicable waiting periods under the Foreign Antitrust Laws shall have been terminated or shall have expired. Furthermore, notwithstanding any other term of the Offer or this Agreement, Merger Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, if, immediately prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, any of the following conditions exists:

          (a) there shall have been entered, enforced or issued by any Governmental Agency of competent jurisdiction any judgment, order, injunction or decree that (i) makes illegal, restrains or prohibits, or imposes any material limitation on, the making of the Offer, the acceptance for payment of, or payment for, any shares of Company Common Stock by Parent or Merger Sub, or the consummation of the Merger, (ii) prohibits, or imposes any material limitation on, the ownership, control or operation by Parent or any of its Subsidiaries of the Company or any of its material Subsidiaries or assets; or (iii) renders the CVR Agreement unenforceable in any material respect;

          (b) there shall have been any statute, rule, regulation, legislation or interpretation enacted, enforced, promulgated, amended or issued by any Governmental Agency or deemed by any Governmental Agency applicable to (i) Parent, the Company or any subsidiary or Affiliate of Parent or the Company or
(ii) any transaction contemplated by this Agreement or by the CVR Agreement, other than the HSR Act and any Foreign Antitrust Laws which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in any of clauses (i), (ii) or (iii) of paragraph (a) above;

          (c) the representations and warranties of the Company contained in this Agreement (excluding, for the purpose of this condition only, any qualifications contained therein with respect to materiality or Company Material Adverse Effect) shall not be true and correct as of such time (as if made at and as of such time), except for such failures to be true and correct that, whether individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

          (d) the Company shall have failed to perform in any material respect any material obligation required to be performed by it at or prior to such time under this Agreement;

          (e) no change or development shall have occurred in the business, financial condition or results of operations of the Company or any of its Subsidiaries, and no fact or circumstance that occurred or arose after December 31, 2002 shall become known to Parent for the first time after the date of this Agreement, that, whether individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect; or

          (f) this Agreement shall have been terminated in accordance with its terms.

          The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Merger Sub and Parent in whole or in part at any time and from time to time in their reasonable discretion. The failure by Parent, Merger Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

          Any capitalized term that is used, but not defined, in this Exhibit A has the meaning that is assigned to that term in the Agreement to which this
Exhibit is attached.

                                    EXHIBIT B

                    FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

                        CONTINGENT VALUE RIGHTS AGREEMENT

     This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of ______, 2003 (this "Agreement"), is entered into by and among RIVER, Inc. a Delaware corporation ("River") Parent Corporation, a _____________ corporation, ("Parent") and River Acquisition Corp., a Delaware corporation ("Merger Sub"), and ___________, _____________, ____________, and _____________ (individually, a "Rights Agent"
and collectively, the "Rights Agents").

                                    RECITALS:

     WHEREAS, River, Parent, and Merger Sub have entered into an Agreement and Plan of Merger dated as of June ____, 2003 (the "Merger Agreement"), pursuant to which at the Effective Time River and Merger Sub will be merged with River continuing as the Surviving Corporation;

     WHEREAS, upon consummation of the Merger, River will become a wholly-owned subsidiary of Parent;

     WHEREAS, the consideration that shall be paid by Parent pursuant to the Merger Agreement includes contingent value rights as hereinafter described; and

     WHEREAS, all things necessary have been done to make the contingent value rights, when issued pursuant to the Merger Agreement and hereunder, the valid obligations of Parent and to make this Agreement a valid agreement of the Parent, in accordance with its terms, and to ensure that payment in the form of such contingent value rights will not require registration under the Securities Act.

     NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed as follows:

                                    ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1    Definitions.

             (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

             (ii) all accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation;

             (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

             (iv) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa.

             (b) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. The following additional terms shall have the meanings ascribed to them as follows:

     "Act," when used with respect to any Holder, has the meaning specified in
Section 1.2.

     "Affiliate" of a Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

     "After-Tax Litigation Proceeds" with respect to any Litigation Proceeds means (i) the amount of such Litigation Proceeds LESS (ii) the Assumed Tax Liability with respect to such Litigation Proceeds.

     "Assumed Tax Liability" with respect to any Litigation Proceeds means an amount equal to the product of (i) Assumed Tax Rate TIMES (ii) the amount of such Litigation Proceeds.

     "Assumed Tax Rate" shall mean 34%.

     "Board of Directors" means the board of directors of the Parent.

     "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of the Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agents.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Chicago, Illinois are authorized or obligated by law or executive order to remain closed.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized and in existence under the laws of the United States and having capital and surplus in excess of $500 million, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within 180 days after the date of acquisition, (e) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investor Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services, and (f) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (e) above.

     "Cash Proceeds" means all compensation, damages, penalties, interest and other payments in the form of cash or Cash Equivalents, if any, recovered or received by River and the River Subsidiaries or any of their Affiliates as a result of the Litigation, whether such compensation, damages, penalties, interest or other payments are recovered or received pursuant to court order at trial or upon appeal or pursuant to the terms of any settlement agreement.

     "Claims Expenses" means the sum of all direct expenses paid after the date of the Merger Agreement by the Parent, River, River Subsidiaries and their Affiliates (i) including any amounts paid to or on behalf of the Rights Agents pursuant to Section 3.4 of this Agreement but (ii) excluding (A) contingency fees paid in exchange for services provided by outside counsel in connection with prosecuting the Litigation and (B) any payment of Firm Expenses.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission of the United States of America.

     "Compliance Commitments" shall mean any Non-Cash Proceeds that provide River, River Subsidiaries, and their Affiliates with no substantial benefits or protections other than the benefits and protections to which they are entitled under applicable law.

     "Control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, including the power to dispose of or vote such stock, as trustee or executor, by contract or otherwise.

     "CVR Payment Amount" for each CVR on any CVR Payment Date equals the quotient of the Aggregate CVR Payment Amount for such CVR Payment Date DIVIDED BY the total number of CVRs outstanding on such CVR Payment Date. The "Aggregate CVR Payment Amount" for any CVR Payment Date equals the quotient of (A) the Preliminary CVR Payment Amount for such CVR Payment Date DIVIDED BY (B) the sum of (i) 100 percent PLUS (ii) the product of (I) the CVR Percentage MULTIPLIED BY
(II) the William Blair Fee Percentage. "Preliminary CVR Payment Amount" for any CVR Payment Date equals (before any adjustments required under Section 5.1(f)(ii)) (x) the CVR Percentage TIMES the amount of Litigation Proceeds actually received by River and the River Subsidiaries or their Affiliates, MINUS
(y) the CVR Percentage TIMES the Assumed Tax Liability with respect to all Litigation Proceeds actually received through the date of the Litigation Proceeds Certificate applicable to such CVR Payment Date; PROVIDED, HOWEVER, the Preliminary CVR Payment Amount for the Last CVR Payment Date shall be increased by the amount by which the Claims Expenses are less than $10,000,000.

     "CVR Payment Date" means any date that any CVR Payment Amount is paid by the Parent to the Holders, which shall be established pursuant to Section 2.5(a).

     "CVR Percentage" means 60%; PROVIDED THAT if the Merger Agreement is terminated after the Acceptance Date but prior to the Effective Time, the CVR Percentage shall be 60% TIMES the quotient of (i) the number of shares of Company Common Stock that were accepted for payment pursuant to the Offer DIVIDED BY (ii) the sum of (A) number of shares of Company Common Stock outstanding immediately prior to commencement of the Offer (including any shares of Restricted Stock) PLUS (B) the number of shares of Company Common Stock that would be acquired upon exercise of all of the Company Options which would have been paid amounts under Section 2.10 of the Merger Agreement if the Merger had been completed.

     "CVR Register" and "CVR Registrar" have the respective meanings specified in Section 2.3(b).

     "CVRs" means the contingent value rights to be issued by the Parent pursuant to the Merger Agreement and this Agreement.

     "Escrow Agreement" means any agreement entered into with an escrow agent pursuant to Section 5.1(e) on terms that are acceptable to a majority of the Rights Agents.

     "Firm Expenses" has the meaning specified in Section 2.4(e) of this Agreement.

     "Holder" means a Person in whose name a CVR is registered in the CVR Register.

     "Independent Rights Agent" means such person that is selected within 15 days following the first issuance of the CVR by a majority of the Rights Agents (other than the Independent Rights Agent). Once selected, the Independent Rights Agent shall be joined to this Agreement pursuant to an agreement reasonably acceptable to the majority of the Rights Agents (other than the Independent Rights Agent), River, Parent, and the Independent Rights Agent.

     "Last CVR Payment Date" shall mean the last date on which a CVR Payment is to made under this Agreement (or the date on which it is determined that no CVR Payment shall be made pursuant to this Agreement).

     "Litigation" means the litigation and claims that River and the River Subsidiaries have filed or asserted as described on Exhibit A to this Agreement and any amendments thereto and any similar future lawsuits, claims or appeals brought by the Parent, River, the River Subsidiaries or their Affiliates related to such matters or arising out of the conduct involved in such litigation and claims.

     "Litigation Proceeds" means the (A) sum of (i) any and all Cash Proceeds PLUS (ii) the fair market value of any and all Non-Cash Proceeds (as determined pursuant to Section 2.4 or 5.1(b), as applicable) LESS (B) any contingency fees paid for services provided by outside counsel in connection with prosecuting the Litigation.

     "Litigation Proceeds Certificate" has the meaning specified in Section 2.4(a) of this Agreement.

     "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

     "Non-Cash Proceeds" means all compensation, damages, penalties, interest, agreements, commitments, undertakings and other benefits and protections (whether provided by contract, court order or applicable law and including, without limitation, Compliance Commitments (having a fair market value of zero in accordance with Section 2.4(a))) not in the form of cash or Cash Equivalents, if any, recovered or received by River or the River Subsidiaries or any of their Affiliates as a result of the Litigation, whether such compensation, damages, penalties, interest, agreements, commitments, undertakings or other benefits or protections are recovered or received pursuant to court order at trial or upon appeal or pursuant to the terms of any settlement agreement.

     "Officer's Certificate" means a certificate signed by the chairman of the Board of Directors or the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary, in each case of the Parent, in his or her capacity as such an officer, and delivered to the Rights Agents.

     "Opinion of Counsel" means a written opinion of counsel, who shall be selected by a majority of the Rights Agents.

     "Parent" has the meaning set forth in the first paragraph of this Agreement.

     "Parent Rights Agents" means ____________________ and ___________________
and their respective successors pursuant to the applicable provisions of this Agreement.

     "Person" means any individual, corporation, partnership, joint venture, limited liability Parent, business trust, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Resolution" has the meaning specified in Section 2.4(e) of this Agreement.

     "Rights Agent" means one of the Persons named as the "Rights Agents" in the first paragraph of this Agreement or the Independent Rights Agent, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Rights Agent" shall mean such successor Rights Agent.

     "River Rights Agents" means ____________ and __________ and their respective successors pursuant to the applicable provisions of this Agreement.

     "Settlement Decision" means any decision to grant consent to the settlement of any aspect or portion of the Litigation or otherwise to dismiss with prejudice any claim of River or a River Subsidiary against any party in the Litigation (and any other determination specified in Section 5.1(b) relating to such a decision).

     "Strategic Decision" means, with respect to the Litigation, any decision that involves the appeal of any aspect of the case (whether after a verdict or on a interlocutory basis), the addition of any claim or party, changing legal counsel or the basis for payment of attorney's fees, any admission of liability with respect to any claim against River in the Litigation, or any other proposed decision or determination that in the opinion of outside counsel representing River and River Subsidiaries in the Litigation would represent a material change or development in strategy with respect to the Litigation and result in a substantial likelihood that the recovery or receipt by River and River Subsidiaries of any amount of Litigation Proceeds (whether pursuant to a court order at trial or upon appeal or pursuant to the terms of any settlement agreement) will be delayed; PROVIDED, HOWEVER, a Strategic Decision shall not include any action that constitutes (in whole or in part) a Settlement Decision.

     "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person is a general partner.

     "Surviving Person" has the meaning set forth in Section 7.1(a)(1).

     "William Blair Fee Percentage" shall mean 0.84375%.

     Section 1.2    Acts of Holders.

             (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments, executed by the requisite percentage of the Holders in accordance with this Agreement, are delivered to one or more Rights Agents and, where it is hereby expressly required, to the Parent. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Unless otherwise expressly provided to the contrary herein, the Act of the Holders of a majority of the outstanding CVRs shall constitute the Act of the Holders.

             (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Rights Agents deem sufficient.

             (c)    The ownership of CVRs shall be proved by the CVR Register.

     Section 1.3 Notices to Rights Agents and Parent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

             (a) the Rights Agents by any Holder or the Parent shall be sufficient for every purpose hereunder if in writing and delivered personally, or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Rights Agents addressed to them at ________________, or at any other address previously furnished in writing to the Holders and the Parent by the Rights Agents; or

             (b) the Parent by the Rights Agents or by any Holder shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Parent addressed to it at _____________________ or at any other address previously furnished in writing to the Rights Agents and the Holders by the Parent.

     Section 1.4 Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     Section 1.5 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 1.6 Successors and Assigns. All covenants and agreements in this Agreement by the Parent shall bind its successors and assigns, whether so expressed or not.

     Section 1.7 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their successors and permitted assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their successors and permitted assigns.

     Section 1.8 Governing Law. This Agreement and the CVRs shall be governed by and construed in accordance with the laws of the State of Delaware.

     Section 1.9 Legal Holidays. In the event that a CVR Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable CVR Payment Date.

     Section 1.10 Severability Clause. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

     Section 1.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute but one and the same instrument.

     Section 1.12 Effectiveness. This Agreement shall be effective from and after the first issuance of CVRs in payment for shares of Company Common Stock pursuant to the Offer. This Agreement shall be deemed terminated and of no force or effect, and the parties hereto shall have no liability hereunder, if the Merger Agreement is terminated in accordance therewith prior to the Acceptance Date.

     Section 1.13 Entire Agreement. This Agreement and the Merger Agreement represent the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements hereto made except for the Merger Agreement. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling.

                                   ARTICLE II
                             CONTINGENT VALUE RIGHTS

     Section 2.1 Issuance of CVRs. The CVRs shall be issued pursuant to the Offer and the Merger at the times and in the manner set forth in the Merger Agreement.

     Section 2.2 Nontransferable. The CVRs shall not be assignable or otherwise transferable by Holders, except by will, upon death or by operation of law.

     Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

             (a) The CVRs shall not be evidenced by a certificate or other instrument.

             (b) The Parent shall cause to be kept at the Parent's principal office a register (the register maintained in such office and in any other office designated pursuant to this Section 2.3 being herein sometimes referred to as the "CVR Register") in which the Parent shall provide for the registration of CVRs. The Secretary of the Parent is hereby initially appointed "CVR Registrar" for the purpose of registering CVRs and transfers of CVRs as herein provided.

             (c)    Subject to the restriction on transferability set forth in
Section 2.2, every request made to the Parent to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Parent and the CVR Registrar, duly executed by the Holder thereof, his attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice by the Parent, the CVR Registrar shall, subject to his reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein, register the transfer of the CVRs in the CVR Register. All transfers of CVRs registered in the CVR Register shall be the valid obligations of the Parent, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register and any transfer not duly registered in the CVR Register will be void ab initio.

             (d) A Holder may make a written request to the CVR Registrar or the Parent to change such Holder's address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice by the CVR Registrar or the Parent, the CVR Registrar shall promptly record the change of address in the CVR Register.

     Section 2.4    Payment Procedures.

             (a) As promptly as practicable but in no event later than 30 days after each receipt by River or the River Subsidiaries or any of their Affiliates of any Litigation Proceeds (other than Litigation Proceeds received as a result of a Settlement Decision) or after a determination that no Litigation Proceeds shall be received, the Parent shall deliver to the Rights Agents a certificate (the "Litigation Proceeds Certificate") setting forth in reasonable detail (i) the amount of any Cash Proceeds received by River or the River Subsidiaries or their Affiliates, if any, (ii) a detailed description of Non-Cash Proceeds received by the River or the River Subsidiaries or their Affiliates, if any, (iii) the fair market value of any Non-Cash Proceeds and the methodology used, and calculations made, to determine such fair market value (it being understood that fair market value shall be determined on an arm's-length basis and without regard to any liens or other encumbrances on the Non-Cash Proceeds granted or created by Parent, River, the River Subsidiaries, or their Affiliates and that Compliance Commitments shall have a fair market value of zero), (iv) an itemized list in reasonable detail of the Claims Expenses incurred to date and any Claim Expenses reasonably expected to be incurred before the Last CVR Payment Date, (v), the calculation of the Preliminary CVR Payment Amount and CVR Payment Amount, if any, through the date of such Litigation Proceeds Certificate, (vi) any assumptions underlying the determination of any item used in making the necessary calculations for such calculations, and (vii) any financial or other documentation reasonably necessary to sufficiently support such calculations.

             (b) Within 30 days of delivery of the Litigation Proceeds Certificate, each Rights Agent (other than the Independent Rights Agent) shall give written notice to Parent and each other Rights Agent specifying whether he or she agrees with or objects (a "Notice of Agreement" and a "Notice of Objection", respectively) to the Litigation Proceeds Certificate, and the CVR Payment Amount.

             (c) If all of the Rights Agents (other than the Independent Rights Agent) delivers a Notice of Agreement and any CVR Payment Amount is payable, the Parent shall establish a CVR Payment Date in accordance with
Section 2.5(a).

             (d) If any of the Rights Agents (other than the Independent Rights Agent) delivers a Notice of Objection within such 30-day period, the Parent shall continue to hold the amount of cash equal to the CVR Payment Amount in a separate bank account invested in Cash Equivalents until a Resolution is obtained pursuant to the procedures set forth in Section 2.4(e). Any interest generated by such investments or accretions in value resulting from such investments shall be for the benefit of the Holders and shall be used to pay expenses incurred on their behalf, if any, or paid out together with the CVR Payment Amount.

             (e) Any Rights Agent (other than the Independent Rights Agent) that delivers a Notice of Objection shall as promptly as practicable following delivery of such Notice of Objection deliver to the Parent a certificate (a "Rights Agent Objection Certificate") setting forth in reasonable detail each of the objections to the calculations, valuations, methodologies, lists, computations, assumptions and other information, including, without limitation, the fair market value of any Non-Cash Proceeds (collectively, the "Determinations") that such Rights Agent has to the applicable Litigation Proceeds Certificate. If none of the other Rights Agents (other than the Independent Rights Agent) agrees with such Rights Agent's objections to such Litigation Proceeds Certificate, then the CVR Payment Amount shall be as set forth in such Litigation Proceeds Certificate and the Parent shall establish a CVR Payment Date in accordance with Section 2.5(a). If within ten days of the delivery of the Rights Agents Objection Certificate, any other Rights Agent agrees, in whole or in part, with the Rights Agent Objection Certificate, the Rights Agents shall submit the portions of the Determinations set forth in the Litigation Proceeds Certificate that are in dispute to a mutually agreed upon independent public accounting firm of national standing that shall have expertise in the valuation of assets and properties (the "Firm"). If a majority of the Rights Agents cannot agree upon the Firm, then the Firm shall be ________________. The Firm shall be instructed to determine whether the Determinations set forth in the Litigation Proceeds Certificate that are in dispute are correct in all material respects. If the Firm determines that such Determinations are correct, the CVR Payment Amount shall be as set forth in the Litigation Proceeds Certificate, and each Rights Agent shall be deemed to have delivered a Notice of Agreement with respect to such Litigation Proceeds Certificate and the Parent shall establish a CVR Payment Date in accordance with
Section 2.5(a). If the Firm determines that any of the Determinations set forth in the Litigation Proceeds Certificate are incorrect in any respect (whether or not material), the Firm's resulting calculation of the CVR Payment Amount shall be binding on all parties hereto (the "Resolution") and the Parent, upon notice of such Resolution, shall set a CVR Payment Date in accordance with Section 2.5(a). If the Resolution results in the CVR Payment Amount determined by the Parent to be less than the CVR Payment Amount determined by the Firm, the CVR Payment Amount payable to Holders shall be increased by the interest on such differential calculated from the date 45 days after delivery of the Litigation Proceeds Certificate at an interest rate equal to the average rate actually earned on the CVR Payment Amount determined by the Parent and invested in Cash Equivalents pursuant to Section 2.4(d). All costs and expenses billed by the Firm in connection with the performance of its duties described herein ("Firm Expenses") shall be paid by the Parent; PROVIDED, HOWEVER, that if no Parent Rights Agents object to the Litigation Proceeds Certificate and Parent's determination of the CVR Payment Amount is:

             (i) greater than or equal to 95% of the CVR Payment Amount determined by the Firm, then 100% of the Firm Expenses shall be deducted from the CVR Payment Amount and applied to reimburse the Parent;

             (ii) greater than or equal to 85% of the CVR Payment Amount determined by the Firm, but less than 95% of the CVR Payment Amount determined by the Firm, then 50% of the Firm Expenses shall be deducted from the CVR Payment Amount and applied to reimburse the Parent; or

             (iii) less than 85% of the CVR Payment Amount determined by the Firm, then the Parent shall not be reimbursed for any portion of the Firm Expenses.

             (f) If any Rights Agent does not deliver a Notice of Agreement or a Notice of Objection to the Litigation Proceeds Certificate within the 30-day period described above, such Rights Agent shall be deemed to have delivered a Notice of Agreement with respect to such Litigation Proceeds Certificate.

             (g) Any Litigation Proceeds received after the Acceptance Date but prior to the Effective Time shall, for all purposes under the Agreement, be deemed to have been received on the Closing Date. If the Merger Agreement is terminated after the Acceptance Date but prior to the Effective Time, any Litigation Proceeds received after the Acceptance Date but prior to such termination shall, for all purposes under the Agreement, be deemed to have been received on the date of such termination.

             (h)    Notwithstanding the foregoing, the provisions of this
Section 2.4 (other than Section 2.4(g) and the definition of Litigation Proceeds Certificate) shall not apply to any Litigation Proceeds Certificate received as a result of a Settlement Decision.

     Section 2.5    Payments on CVRs.

             (a) If any CVR Payment Amount is determined to be payable in accordance with Section 2.4 or Section 5.1(b), the Parent shall establish a CVR Payment Date with respect to such CVR Payment Amount that is within 15 days following the date on which it is determined that a CVR Payment Amount is payable. On such CVR Payment Date, the Parent shall then promptly cause the CVR Payment Amount to be delivered to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such CVR Payment Date.

             (b) In the event that River and the River Subsidiaries or their Affiliates receive payments of Litigation Proceeds on more than one date, then the CVR Payment Amount with respect to any such Litigation Proceeds shall be paid with respect to each such receipt of Litigation Proceeds and the procedures described in Section 2.4 and Section 2.5(a) shall apply to each such receipt of Litigation Proceeds. Subject to the required adjustment for the Last CVR Payment Date as required under the definition of CVR Payment Amount, the calculation of the CVR Payment Amount following the calculation of the initial CVR Payment Amount shall be made on a cumulative basis to reflect the receipt of all Litigation Proceeds, the prior payment of any CVR Payment Amounts and the calculation of all Assumed Tax Liabilities from the date of this Agreement to the date of determination of each such subsequent CVR Payment Amount (it being understood, however, that in no event shall the Holders be obligated or required to refund to the Parent or any of its Affiliates any portion of any CVR Payment Amount previously paid to the Holders).

             (c) The determination by the Parent and the Rights Agents of any CVR Payment Amount pursuant to the procedures set forth in Section 2.4, absent a mathematical error, shall be final and binding on the Parent and each Holder.

             (d) Except in the specific cases specified in this Agreement, no interest shall accrue on any amounts payable on the CVRs to any Holder.

             (e) The Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the CVR Payment Amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

                                   ARTICLE III

                                THE RIGHTS AGENTS

     Section 3.1    Certain Duties and Responsibilities.

             (a) The Rights Agents undertake to perform such duties and only such duties as are specifically set forth in this Agreement. The Rights Agents shall exercise such of the rights and powers vested in them by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; PROVIDED, HOWEVER, that the Rights Agents shall not be liable for any acts or omissions except to the extent that the Rights Agents have engaged in willful misconduct or bad faith.

             (b) No provision of this Agreement shall be construed to relieve the Rights Agents from liability for their own willful misconduct or bad faith, except that no provision of this Agreement shall require the Rights Agents to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or in the exercise of any of their rights or powers.

             (c) The Rights Agents shall have the sole power and duty to direct and supervise all matters involving the Litigation (including trial strategy and planning and settlement strategy) on behalf of Parent, River, and the River Subsidiaries; PROVIDED that all decisions and determinations with respect to the Litigation (including, without limitation, any Settlement Decision or Strategic Decision) shall be made in accordance with Section 5.1(b) hereof. Either one or both of the River Rights Agents (as they may mutually decide in their discretion) shall have primary responsibility for the day-to-day direction and supervision of the Litigation and may, without the approval of any of the Parent, River, the River Subsidiaries or any of the other Rights Agents, make decisions and determinations in accordance with Section 5.1(b) hereof with respect to the day-to-day conduct of the Litigation and such decisions shall be deemed to made on behalf of all of the Rights Agents. Notwithstanding the foregoing, (i) the approval of a majority of the Rights Agents (including the Independent Rights Agent) shall be required for any Strategic Decision and (ii) the approval of a majority of the Rights Agents (other than the Independent Rights Agent) shall be required for any Settlement Decision; PROVIDED, however, if there is a vacancy with respect to any Rights Agent (other than the Independent Rights Agent), the approval of all Rights Agents (other than the Independent Rights Agent) shall be required for any Settlement Decision.

             (d) The Rights Agents shall confer in person or by telephone at least once per month, but in any event as frequently as necessary to keep all Rights Agents and the Independent Rights Agent informed about material developments in the Litigation, on at least three days' prior notice. At least one such conference per month shall include a briefing by the River Rights Agents that describes the progress of the Litigation and summarizes any material decisions or determinations that were made without seeking the approval of the Independent Rights Agent or either of the Parent Rights Agents.

             (e) ______________(1) shall preside at all meetings or conferences of Rights Agents, unless he is removed by majority vote of the other Rights Agents then in office. In the event he or she is removed or is unwilling or unable to serve, his or her successor shall be elected by majority vote of the Rights Agents then in office.

             (f) The Rights Agents shall establish procedures for making decisions in an expedited manner in the case of exigent or emergency circumstances arising in connection with the Litigation.

             (g) The Rights Agents shall be deemed to be agents of the Holders, Parent and River for all purposes relating to evidentiary privileges, including attorney-client privileges.

             (h) Any Rights Agent that receives a notice provided by the Holders or Parent or any other Person pursuant to this Agreement shall provide such notice to all other Rights Agents.

     Section 3.2 Certain Rights of Rights Agents; Actions of the Rights Agents. The Rights Agents undertake to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agents. In addition:

             (a) the Rights Agents may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties;

----------
(1)  Insert name of River Rights Agent.

             (b) whenever the Rights Agents shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agents may, in the absence of bad faith or willful misconduct on their part, rely upon an Officer's Certificate;

             (c) the Rights Agents may engage and consult with counsel of their selection and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon;

             (d) the Rights Agents may engage and consult with accounting firms, tax experts, valuation firms and other experts and third parties that they, in their sole and absolute discretion, deem appropriate or necessary to enable them to discharge their duties hereunder;

             (e) the Rights Agents may direct employees of Parent, River, and River Subsidiaries, and their Affiliates to respond to discovery requests, attend and prepare for depositions, prepare for and testify at trial, or take any other action that the Rights Agents believe is necessary or prudent in prosecuting the Litigation. If an employee of Parent, River, the River Subsidiaries, or their Affiliates takes any action in accordance with this
Section 3.2(e), Parent shall be entitled to be paid an amount equal to (I) (i) the hours that the employees are required to work in connection with such engagement TIMES (ii) the hourly rate of such employee (determined by dividing
(A) the sum (without duplication) of (1) the employee's annual salary payable in cash at the time of the engagement PLUS (2) the employee's annual bonus for the prior fiscal year PLUS (3) the employment taxes that the employer is required to pay with respect to such amounts PLUS (4) the out-of-pocket costs of Parent, River, the River Subsidiaries, or their Affiliates, as the case may be, of all other employee benefits, including employer-paid health care, employer-paid life insurance premiums, and employer contributions to savings and pension plans, in respect of the employee, by (B) the product of (x) 52 weeks less the number of weeks of vacation to which the employee is entitled to during the current calendar year times (y) if such employee is a full-time employee, 40, or if such employee is not a full time employee, the number of hours that such employee is expected to work each week) plus (II) the out-of-pocket expenses incurred in connection with such engagement. Prior to commencing any engagement, the Parent shall provide to the engaging Rights Agents an estimate of the number of hours that Parent expects that its or its Affiliates employees will expend in connection with the engagement, the position of the employees that it expects to work on the engagement, an estimate of the hourly rate of such employees, and an estimate of any material out-of-pocket expenses Parent expects to be incurred in connection with such engagement. During the course of the engagement Parent shall submit to the engaging Rights Agents an update of the estimate (including a statement of actual hours worked by each employee and the hourly rate of such employee and actual out-of-pocket expenses incurred) not less than monthly (or any shorter period as reasonably requested by the engaging Rights Agents at the time of the engagement) or at anytime that Parent knows that the actual amount of work will materially exceed the initial estimate. Parent shall submit separate bills for each engagement at the end of each fiscal quarter setting forth the name of the employee that worked on the engagement, the hours such employee spent for such fiscal quarter on such engagement (accompanied by appropriate billing sheets prepared by such employee), the hourly rate for such employee (accompanied by any reasonable evidence of such rate that the engaging Rights Agent requests), and the out-of-pocket expenses incurred (accompanied by receipts for any material item). The Rights Agents shall direct that the bill be paid out of the Escrowed Funds. Notwithstanding the foregoing, the Rights Agents shall not be required to pay for (and shall not treat as Claims Expenses any amounts allocable to) the following: (A) the first $100,000 billed and approved by the Rights Agents pursuant to this Section 3.2(e), (B) any employee time spent personally preparing testifying at a trial, (C) any employee time spent attending or preparing for his or her depositions; (D) any employee time spent exercising the rights and duties of a Rights Agent; (E) any employee time spent defending a claims against River, the River Subsidiaries, the Parent, or its Affiliates in the Litigation; or (F) other than matters specified in
Section 3.2(e), any employee time spent or out-of-pocket expenses incurred in the performance of River's or Parent's obligations pursuant to this Agreement.

             (f) the Rights Agents shall not be required to give any note or surety in respect of the execution of the such powers or otherwise in respect of the premises; and

             (g)    the initial Rights Agents may be Holders.

Except as otherwise expressly provided in this Agreement, all decisions of the Rights Agents shall be taken by majority vote of the Rights Agents; PROVIDED, HOWEVER, that the right to engage parties (including employees of River, the River Subsidiaries, Parent, or their Affiliates) to perform services (i) with respect to the day-to-day conduct of the Litigation shall be made by the River Rights Agent with the primary responsibility for day-to-day conduct as set forth in Section 3.1(c), (ii) with respect to Strategic Decisions shall be made by the applicable majority of Rights Agents required for Strategic Decisions as set forth in Section 3.1(c), and (iii) with respect to Settlement Decisions shall be made by the applicable majority of Rights Agents required for Settlement Decisions as set forth in Section 3.1(c).

     Section 3.3 Not Responsible for Recitals or Issuance of CVRs. The recitals contained herein shall be taken as the statements of the Parent, and the Rights Agents assume no responsibility for their correctness. The Rights Agents make no representations as to the validity or sufficiency of this Agreement or the CVRs. The Rights Agents shall not be accountable or liable for the use or application by the Parent of the Litigation Proceeds or Non-Cash Proceeds.

     Section 3.4 Compensation, Reimbursement and Indemnification of the Rights Agents. The Parent agrees that the following shall be payable as Claims
Expenses:

             (a) to pay to each of the River Rights Agents at least $5,000 on the first day of each month following the Effective Time until the Last CVR Payment Date (or such earlier date as determined in accordance with Section 3.7) and to pay the Independent Rights Agent an fair and reasonable amount of compensation until the Last CVR Payment Date (or such earlier date as determined in accordance with Section 3.7) that is agreed to by a majority of the Rights Agents (other than the Independent Rights Agent);

             (b) except as otherwise expressly provided herein, to pay to or on behalf of the Rights Agents, upon the request of the Rights Agents, all reasonable expenses and disbursements incurred or to be incurred by the Rights Agents in connection with the discharge of their duties under this Agreement (including, without limitation, the reasonable compensation and the expenses and disbursements of their counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2 and including premiums paid from time to time for liability insurance coverage for such Rights Agents); and

             (c) to indemnify the Rights Agents and hold them harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever (including, without limitation, the reasonable compensation and the expenses and disbursements of their counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2) that may be imposed on, asserted against or incurred by them under this Agreement, and the Rights Agents shall be so indemnified under this Agreement for their own ordinary or gross negligence, but the Rights Agents do not have the right to be indemnified under this Agreement for their own willful misconduct or bad faith.

     Section 3.5    Resignation and Removal; Appointment of Successor.

             (a) The Rights Agents may resign at any time by giving written notice thereof to the Parent.

             (b) The Rights Agents or any of them may be removed at any time by Act of the Holders of a majority of the outstanding CVRs that are delivered to the Rights Agents and the Parent.

             (c) If at any time the Rights Agents shall become incapable of acting, any Holder of a CVR may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Rights Agents and the appointment of successor Rights Agents.

             (d) In the event that any of the Rights Agents resigns, is removed or becomes incapable of acting, then such Rights Agent shall not be entitled to any compensation payable pursuant to Section 3.4 from and after the date of his resignation or removal.

             (e) If a Parent Rights Agent shall resign, be removed or become incapable of acting, the Parent, by a Board Resolution, shall promptly appoint a qualified successor Parent Rights Agent and may be an officer of the Parent. If a River Rights Agent shall resign, be removed, or become incapable of acting, the remaining River Rights Agent shall promptly appoint a qualified successor River Rights Agent who is a Holder. If the Independent Rights Agent shall resign, be removed, or become incapable of acting, his or her successor shall be appointed by the unanimous agreement of the remaining Rights Agents. If, within 90 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Rights Agents shall not have been appointed, the Holders of the CVRs may appoint any Person who is willing to serve as successor Rights Agent by the Act of the Holders of a majority of the outstanding CVRs delivered to the Parent. A successor Rights Agent so appointed by the Holders shall be designated in his appointment as either a River Rights Agent, a Parent Rights Agent, or an Independent Rights Agent, as the case may be. The successor Rights Agent so appointed shall under the provisions of the paragraph (e), forthwith upon his acceptance of such appointment in accordance with this
Section 3.5(e), become a successor Rights Agent. If no successor Rights Agents shall have been so appointed by the Parent or the Holders of the CVRs and so accepted his or her appointment, the Holder of any CVR may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Rights Agent.

             (f) The Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If the Parent fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of the Parent.

     Section 3.6 Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to the Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of the Parent or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

     Section 3.7 Termination upon Settlement Decision. Once the Rights Agents have made a Settlement Decision in accordance with Section 3.1(c) and provided the Litigation Proceeds Certificate in accordance with Section 5.1(b)(i), each Rights Agent's rights to any reimbursement under this Agreement shall terminate and, to the extent that all CVR Payment Amounts have not been paid, the Rights Agents shall appoint one of the River Rights Agents (or any other person as selected by a majority of the Rights Agents other than the Independent Rights Agent) to act as a trustee (the "Trustee") to ensure on behalf of the Holders that the Parent pays the required CVR Payment Amounts in accordance with the terms of the Litigation Proceeds Certificate and the terms of this Agreement. Any compensation paid to the Trustee shall be on terms acceptable to a majority of the Rights Agents (other than the Independent Rights Agent and any Rights Agent who is named Trustee) and such compensation shall constitute a Claims Expense.

                                   ARTICLE IV

             HOLDERS' LISTS AND REPORTS BY RIGHTS AGENTS AND PARENT

     Section 4.1 Parent to Furnish Rights Agents with Names and Addresses of Holders. The Parent shall furnish or cause to be furnished to the Rights Agents
(a) in such form as the Rights Agents may reasonably require, the names and addresses of the Holders within 15 days of the Effective Time, and (b) at such times as the Rights Agents may request in writing, within five days after receipt by the Parent of any such request, a list, in such form as the Rights Agents may reasonably require, of the names and the addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished.

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                                    ARTICLE V

                                    COVENANTS

     Section 5.1 Prosecution of Litigation by Parent; Settlement; Periodic Reports.

             (a)    In each case as directed by the Rights Agents pursuant to
Section 3.1(c) hereof, the Parent shall, and shall cause River and the River Subsidiaries to, prosecute the Litigation and/or seek a settlement of the Litigation.

             (b) (i) None of the Parent, River, or any River Subsidiary shall make any Settlement Decision without obtaining prior approval from the applicable majority of the Rights Agents as determined in accordance with the last sentence of Section 3.1(c). In connection with the approval of any Settlement Decision, the applicable majority of the Rights Agents for Settlement Decisions as determined in accordance with the last sentence of Section 3.1(c) shall determine the amount, or a methodology for determining the amount, of any Litigation Proceeds resulting from the settlement and the fair market value (determined on an arm's-length basis and without regard to any liens or encumbrances granted or created by Parent, River, the River Subsidiaries, or their Affiliates and with Compliance Commitments having a fair market value of zero) of any Non-Cash Proceeds. As promptly as practicable (but in no event later than 30 days after the settlement), the Rights Agents shall deliver to Parent a Litigation Proceeds Certificate setting forth the matters described in
Section 2.4(a) and, absent mathematical error, the amounts set forth in such Litigation Proceeds Certificate shall be binding on the Parent and Holders. Upon receipt of any Litigation Proceeds resulting from the settlement, the Parent shall establish a CVR Payment Date in accordance with Section 2.5(a) and shall compute the CVR Payment Amount in a manner consistent with the Litigation Proceeds Certificate provided pursuant to the preceding sentence.

                    (ii) In making any decision or determination with respect to the Litigation (including, without limitation, any Settlement Decision or Strategic Decision) the Rights Agents shall act in good faith with a view to maximizing the present value of the Litigation Proceeds to River, the River Subsidiaries and the Holders. Without limiting the generality of the foregoing, in connection with any Settlement Decision, the Rights Agents shall consider:

     (A) the aggregate amount of After-Tax Litigation Proceeds to be received in connection with the proposed settlement;

     (B) the benefit to River and the River Subsidiaries of any agreements, commitments or undertakings to be made in connection with such settlement that restrict future anti-competitive or allegedly anti-competitive conduct by one or more parties to the Litigation;

     (C) if consent to such settlement is withheld, the probability of River and the River Subsidiaries receiving greater After-Tax Litigation Proceeds in connection with a subsequent settlement or other resolution of the Litigation;

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

     (D) the probable timing of such subsequent settlement or other resolution of the Litigation and the probable amount of any additional After-Tax Litigation Proceeds to be received in connection therewith; and

     (E) the discounted present value of such prospective additional After-Tax Litigation Proceeds.

The discount rate applicable to the value of such prospective additional After-Tax Litigation Proceeds shall be determined by the applicable majority of the Rights Agents as determined in accordance with the last sentence of Section 3.1(c) and shall give due regard to the financial and other costs to River, the River Subsidiaries and the Holders of postponing settlement or other resolution of the Litigation.

             (c) Until the Litigation has been settled or is final and not subject to further judicial review (by appeal or otherwise), each of Parent, River, River Subsidiaries, their Affiliates and the Rights Agents shall cooperate in order to ensure that (i) all of the Rights Agents receive, by the last Business Day of each fiscal quarter of the Parent, a report describing the status of the Litigation, which report shall describe, in summary fashion, the total Claims Expenses incurred through the date of such report, the status of all pending court proceedings related to the Litigation, whether any new claims or proceedings have been brought by River, the River Subsidiaries or their Affiliates related to the Litigation, the status of any counterclaims brought by the defendants related to the Litigation, and the status of any settlement negotiations among River and the River Subsidiaries and their Affiliates and the defendants with respect to the Litigation and (ii) except as otherwise required by applicable law or court order, all of the Rights Agents are granted access to any and all records, documents, personnel and any other sources of information that are in the possession, custody or control of the Parent and its Affiliates as the Rights Agents shall determine are reasonably necessary or desirable in order to review Settlement Decisions and Strategic Decisions, if any. Parent, River, and River Subsidiaries shall cooperate with the Rights Agents in providing the assistance of any of their officers and employees (subject to the requirements of Section 3.2(e)) and, to the extent that Parent or River believes in its reasonable determination that it is required to have its employees expend efforts in prosecuting the Litigation, but does not have sufficient time to obtain prior approval from the applicable Rights Agents for such efforts, Parent and River shall be entitled to be reimbursed for any reasonable amount of hours expended in such effort in accordance with the principles of Section 3.2(e).

             (d) The CVR Percentage of all Cash Proceeds shall be held in a separate bank account invested in Cash Equivalents, free of any liens or encumbrances of any kind, until the Aggregate CVR Payment Amount has been determined with respect to such Cash Proceeds. The Parent shall hold such Aggregate CVR Payment Amount in a separate bank account invested in Cash Equivalents, free of any liens or encumbrances of any kind, until such Aggregate CVR Payment Amount has been paid to the Holders. To the extent that Parent does not make a CVR Payment Amount on a CVR Payment Date, the Holders shall be entitled to any interest earned on the CVR Payment Amount in such separate bank account from the CVR Payment Date until payment is actually made shall be paid to the Holders. To the extent that a Holder or Rights Agent incurs any out-of-pocket expenses (including legal expenses) in successfully pursuing payment of amounts due hereunder, the Parent shall pay such expenses and such expenses shall not constitute Claims Expenses.

             (e) The Parent agrees to provide funds in the amount of $10,000,000 to support the prosecution of the Litigation and the payment of Claims Expenses. Upon the first issuance of CVRs in payment for shares of Company Common Stock pursuant to the Offer, $10,000,000 (the "Escrowed Funds") shall be placed in an escrow account with a bank organized and in existence under the laws of the United States (which bank shall be reasonably acceptable to a majority of the Rights Agents and have capital and surplus in excess of $500 million (an "Acceptable Bank")), free of any liens or encumbrances of any kind (except for any liens allowed under Section 5.1(h)), and the Escrowed Funds shall be drawn down in accordance with the instructions of the Rights Agents, as provided in the applicable Escrow Agreement; PROVIDED, HOWEVER, that (A) the Parent may withhold or permit to be withheld up to $5,000,000 of the Escrowed Funds from the initial escrow deposit, or subsequently withdraw or permit to be withdrawn such funds from escrow, after giving proper notice to each Rights Agent, if such funds are replaced with one or more letters of credit issued by an Acceptable Bank for the benefit of the Rights Agents and (B) the Parent may, at any time and from time to time, withdraw or permit to be withdrawn Escrowed Funds, after giving proper notice to each Rights Agent, if an equivalent amount is deposited as Escrowed Funds in another escrow account with an Acceptable Bank free of any liens or encumbrances of any kind (except for liens allowed under Section 5.1(h)) pursuant to terms of the applicable Escrow Agreement; PROVIDED, FURTHER, that at any time the sum of (i) all Escrowed Funds PLUS (ii) the total face amount of all letters of credit issued for the benefit of the Rights Agents shall be at least equal to (iii) $10,000,000 MINUS (iv) the cumulative amount of Claims Expenses paid as of the time. To the extent that letters of credit have replaced Escrowed Funds pursuant to clause (A) of the preceding sentence or another escrow account has been funded pursuant to clause (B) of the preceding sentence, the Rights Agents shall, to the extent it is required to pay certain Claims Expenses, first use Escrowed Funds, to the extent available, not in the additional escrow account and then shall draw on the letters of credit or the additional escrow account (in an amount equal to the amounts not paid plus $250,000), as the case may be, if after first requesting that Parent pay such Claims Expenses directly, such expenses are not paid within five (5) business days of the request. The parties hereto agree that nothing in this Agreement shall obligate Parent or its Affiliates or prevent Parent or its Affiliates from providing in their sole and absolute discretion (upon terms to be agreed at that time), aggregate funds in excess of $10,000,000 to support the prosecution of the Litigation and the Claims Expenses.

             (f)    (i)   The costs of Parent in connection with the Escrowed
Funds as set forth on Exhibit B (the "Credit Support Costs") shall be paid by Parent; PROVIDED, HOWEVER, that until the earlier of (1) the date on which the cumulative Claim Expenses paid equal $5,000,000 and (2) the date the principal trial proceeding with respect to the Litigation commence, the Credit Support Costs shall be Claims Expenses and the Parent be reimbursed for such amounts out of the Escrowed Funds. To the extent that Parent incurs Credit Support Costs that are not Claims Expenses, such amounts shall be referred to as "Parent Credit Support Costs" and to the extent that Parent incurs Credit Support Costs that are Claims Expenses, such amounts shall be referred to as "CVR Credit Support Costs."

                    (ii) If any Parent Credit Support Costs or CVR Credit Support Costs are incurred, the Preliminary CVR Payment Amount for the first CVR Payment Date after the incurrence of such costs shall be adjusted as follows: the Preliminary CVR Payment Amount otherwise computed in accordance with this Agreement shall be (1) increased by an amount equal to the product of (A) 100% less the CVR Percentage TIMES (B) such CVR Credit Support Costs and (2) decreased by an amount equal to the product of (A) the CVR Percentage TIMES (B) such Parent Credit Support Costs. To the extent the adjusted required under this
Section 5.1(f)(ii) would result in a Preliminary CVR Payment Amount that is less than zero, the Preliminary CVR Payment Amount shall be reduced to zero and the amount of the excess adjustment shall be carried over and reduce (but not below zero) any future Preliminary CVR Payment Amounts until the aggregate amount of such excess adjustment has been utilized to reduce Preliminary CVR Payment Amounts.

             (g) The majority Rights Agents may use any reasonable means (including borrowing funds or issuing obligations that are only payable upon the receipt of Litigation Proceeds or entering into new agreements with Parent, River or its Affiliates) to obtain funds to pay any Claims Expenses not funded pursuant to Section 5.1(e). Any amounts required to be paid pursuant to any obligations issued pursuant to this Section 5.1(g) to fund Claim Expenses in excess of $10,000,000 (whether in the form of principal, interest, contingent payments based on Litigation Proceeds, or some other obligation) shall reduce the cumulative amount of Litigation Proceeds received, if any, for purposes of computing the Preliminary CVR Payment Amounts.

             (h)    (i)   Neither Parent, nor River, nor River Subsidiaries
shall enter into any agreement that would restrict Parent's right to be able to make the payments to the Holders under this Agreement or restrict the ability or River or River Subsidiaries to distribute funds to Parent to fund such payments. As security for prompt and complete payment and performance when due of all CVR Payment Amounts and all covenant and obligations to be performed by Parent, River, and River Subsidiaries pursuant to this Agreement (the "Obligations"), Parent, River and Merger Sub shall hereby as of the first issuance of the CVRs pledge, hypothecate, and assign and grant to the Rights Agents for the ratable benefit of the Holders, a continuing security interest in the escrow account established pursuant to Section 5.1(e), the Litigation and all Litigation Proceeds (whether such Litigation Proceeds arise before or after the commencement of a case under the United States Bankruptcy Code or any other domestic or foreign bankruptcy law by or against Parent, River, or River Subsidiaries) and Parent, River, and River Subsidiaries shall prepare, execute, and file any and all forms reasonably requested by any Rights Agent to perfect and maintain such security interest.

                    (ii) Without the prior written consent of a majority of the Rights Agents, Parent shall not, and shall not cause or permit River to, assign any interest in the Litigation to any Person except (A) at any time after a trial verdict in the Litigation disposing of all material claims, River and the River Subsidiaries shall be entitled to assign an interest in any Litigation Proceeds to any person (other than another party in the Litigation or such other party's Affiliates, employees or directors) if such assignment (i) would not result in any encumbrances or other liens on the portion of such Litigation Proceeds which equals the CVR Payment Amount attributable to such Litigation Proceeds and (ii) is consented to by the River Rights Agents (which consent shall not be unreasonably withheld); (B) liens upon and security interests in the Litigation and the proceeds thereof granted to Tennenbaum Capital Partners, LLC (or any affiliate, fund or account managed by Tennenbaum Capital Partners (together with their successors and assigns, the "TCP Collateral Agent") as collateral security for indebtedness incurred by Parent and its subsidiaries in connection with the contemplated recapitalization of the Parent and its subsidiaries following the Merger (including any liens or security interests granted in connection with any refinancing, replacement, restatement, or refunding in whole or in part of such indebtedness); or (C) liens upon security interests in the Litigation and the proceeds thereof granted for the benefit of lenders or lending syndicates that provide senior working capital facilities to the Parent or its subsidiaries from time to time ("Working Capital Lenders") as collateral security for the indebtedness incurred by Parent and its subsidiaries under such facilities. No assignment under this Section 5.1(h)(ii) shall relieve the Parent, River or the River Subsidiaries of their obligations under this Agreement.

                    (iii) As a condition to liens or security interests in the Litigation or the proceeds thereof being granted to the TCP Collateral Agent or any Working Capital Lenders, the Rights Agents, Parent, River, the TCP Collateral Agent, and any Working Capital Lenders shall enter into an intercreditor agreement the principal terms of which provide (A) the liens upon and security interests in the Litigation and the proceeds thereof granted to the Rights Agents, the TCP Collateral Agent, and any Working Capital Lenders, respectively, will be ranked equally and ratably, and (B) that in the event Litigation Proceeds are received, (1) the Litigation Proceeds shall be held in a separate bank account as specified in Section 5.1(d) of this Agreement and (2) once the Aggregate CVR Payment Amount with respect to the Litigation Proceeds is determined in accordance with this Agreement, the balance of the Litigation Proceeds shall be deposited solely in one or more restricted blocked accounts subject solely to security interests therein granted to TCP Collateral Agent and any Working Capital Lenders pending distribution in accordance with the agreements between the Parent, certain Affiliates of Parent, River, the TCP Collateral Agent, and any Working Capital Lenders.

             (i) None of the Parent, River, or the River Subsidiaries shall initiate settlement negotiations or expand settlement negotiations with respect to any aspect or portion of the Litigation without the prior permission of the applicable majority of Rights Agents for Settlement Decisions as set forth in the last sentence of Section 3.1(c) and Parent and River agree that such powers shall vest with the Rights Agents as provided in Section 3.1(c). No Rights Agent shall initiate settlement negotiations without first informing each other Rights Agents of such settlement negotiations and obtaining consent to pursue such negotiations from the applicable majority of Rights Agents as determined in the last sentence of Section 3.1(c) for Settlement Decisions. If one or more Rights Agents are allowed to entertain or initiate settlement negotiations, such Rights Agents shall keep each other Rights Agent reasonably informed regarding the status of such negotiations (including any expansion of such negotiations) and any Rights Agents shall, if such Rights Agents request, be allowed to participate in the settlement negotiations.

             (j) If Parent, River, the River Subsidiaries, their Affiliates, or any Rights Agent receives any communication from any other party to the Litigation regarding possible settlement negotiations, the party receiving the communication shall be entitled to review such other party's proposals, PROVIDED that such receiving party (i) shall inform each of the Rights Agents regarding the fact (and content) of such communication and proposals as promptly as

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possible(and under no circumstances more than three days) thereafter and (ii)
shall not engage in settlement negotiations or expand settlement negotiations without the required permission of the Rights Agents as set forth in Section 5.1(h).

     Section 5.2 Payment of CVR Payment Amount. Parent shall duly and promptly pay each Holder the CVR Payment Amount in the manner provided for in
Section 2.5 and in accordance with the terms of this Agreement.

     Section 5.3 Federal Income Tax Treatment. Parent (and each of its Affiliates) shall for federal income tax purposes treat any CVR Payment Amounts as payments made in connection with the acquisition of River Common Stock (and not as interest except to the extent that Parent is required to treat such amounts as interest under Code section 483) and neither Parent (nor any of its Affiliates) shall file a tax return or take any position inconsistent with such treatment (unless required by a determination that is final after the Parent or its Affiliate has defended such matter in good faith).

                                   ARTICLE VI
                                   AMENDMENTS

     Section 6.1    Amendments Without Consent of Holders.

             (a) Without the consent of any Holders, the Parent, when authorized by a Board Resolution, and the Rights Agents, in the Rights Agents' sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

             (i) to evidence the succession of another Person to the Parent and the assumption by any such successor of the covenants of the Parent herein; PROVIDED that such succession and assumption is in accordance with the terms of this Agreement;

             (ii) to evidence the succession of another Person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of such Rights Agents herein; provided, that such succession and assumption is in accordance with the terms of this Agreement;

             (iii) to add to the covenants of the Parent such further covenants, restrictions, conditions or provisions as the Board of Directors and the Rights Agents shall consider to be for the protection of the Holders; PROVIDED that in each case, such provisions shall not adversely affect the interests of the Holders;

             (iv) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; PROVIDED that in each case, such provisions shall not materially adversely affect the interests of the Holders; or

             (v) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act, as amended, PROVIDED that that such provisions shall not materially adversely affect the interests of the Holders.

             (b) Promptly after the execution by the Parent and the Rights Agents of any amendment pursuant to the provisions of this Section 6.1, the Parent shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

     Section 6.2    Amendments with Consent of Holders.

             (a) With the consent of the Holders of not less than a majority of the outstanding CVRs, by Act of such Holders delivered to the Parent and the Rights Agents, the Parent, when authorized by a Board Resolution, and the Rights Agents may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement if such addition, elimination or change is in any way adverse to the interest of the Holders.

             (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

             (c) Promptly after the execution by the Parent and the Rights Agents of any amendment pursuant to the provisions of this Section 6.2, the Parent shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

     Section 6.3 Execution of Amendments. In executing any amendment permitted by this Article, the Rights Agents shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agents may, but are not obligated to, enter into any such amendment that affects the Rights Agents' own rights, privileges, covenants or duties under this Agreement or otherwise.

     Section 6.4 Effect of Amendments. Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

                                   ARTICLE VII

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE;

                        JOINT AND SEVERAL RESPONSIBILITY

     Section 7.1    Parent and River May Consolidate, Etc.

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             (a)    The Parent and River shall not consolidate with or merge
into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

             (1) Parent or River shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Parent or River is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Parent or River substantially as an entirety (the "Surviving Person") shall expressly assume payment of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of the Parent or River to be performed or observed;

             (2) the Parent or River has delivered to the Rights Agents an Officer's Certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with; and

             (3) after giving effect to any such transaction, the Surviving Person shall not be, or be affiliated in any manner with, the parties adverse to River in the Litigation.

             (b) For purposes of this Section 7.1, "convey, transfer or lease its properties and assets substantially as an entirety" shall mean properties and assets contributing in the aggregate at least 80% of the Parent's or River's total consolidated revenues as reported in the Parent's or River's last available periodic financial report (quarterly or annual, as the case may be).

     Section 7.2 Successor Substituted. Upon any consolidation of or merger by the Parent with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 7.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Parent under this Agreement with the same effect as if the Surviving Person had been named as the Parent herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the CVRs.

     Section 7.3 Joint and Several Responsibility. Parent, River and Merger Sub are jointly and severally responsible for the performance of all actions, and the payment of all sums, required under this Agreement of either such party.

     Section 7.4 No Liability. None of Parent, Merger Sub, or River shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held for payment to the Holders and unclaimed at the end of one year after the applicable CVR Payment Date shall be returned to the Parent, after which time any Holder shall look as a general creditor only to Parent for payment of the CVR Payment Amount (without any interest being payable thereon) to which such Holder may be due, subject to applicable law. Any amounts remaining unclaimed by Holders seven years after the applicable CVR Payment Date (or such earlier date immediately before that time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person previously (or subsequently claiming to be) entitled thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                          RIVER, INC.

                          By:
                              -----------------------------
                          Name:
                                ---------------------------
                          Title:
                                 --------------------------


                          RIVER ACQUISITION CORP.

                          By:
                              -----------------------------
                          Name:
                                ---------------------------
                          Title:
                                 --------------------------


                          PARENT CORPORATION

                          By:
                              -----------------------------
                          Name:
                                ---------------------------
                          Title:
                                 --------------------------


                          ---------------------------------
                          as River Rights Agent


                          ----------------------------------
                          as River Rights Agent


                          ---------------------------------
                          as Parent Rights Agent


                          ---------------------------------
                          as Parent Rights Agent

                                    EXHIBIT A

              INFORMATION RESOURCES, INC., VS. THE DUN & BRADSTREET
        CORPORATION, A.C. NIELSEN CO. AND IMS INTERNATIONAL, INC., NO. 96
                                    CIV. 5716

                                    EXHIBIT B

   LIBOR PLUS 7.5% ON THE PORTION OF THE ESCROWED FUNDS (OR THE FACE AMOUNT OF
          LETTER OF CREDITS ESTABLISHED IN LIEU OF THE ESCROWED FUNDS)
                              EQUAL TO $5,000,000.